EXHIBIT 3.2
AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
HIGHLAND FINANCIAL PARTNERS, L.P.
April 17, 2007

i

AMENDED AND RESTATED
LIMITED PARTNERSHIP AGREEMENT
OF
HIGHLAND FINANCIAL PARTNERS, L.P.
          This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the “Agreement”) of HIGHLAND FINANCIAL PARTNERS, L.P. (the “Partnership”) dated as of April 17, 2007 is entered into by and among HFP GP, LLC, a Delaware limited liability company, as the General Partner, together with any other Persons who have or will become Partners in the Partnership or parties hereto as provided herein. This Agreement amends and restates in its entirety the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of February 3, 2006.
RECITAL
          The Partners have formed the Partnership as a limited partnership under the laws of the State of Delaware and desire to enter into a written agreement, in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act and any successor statute, as amended from time to time (the “Act”), governing the affairs of the Partnership and the conduct of its business.
ARTICLE I
DEFINED TERMS
          The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
          “Act” means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.
          “Additional Limited Partner” means a Person admitted to the Partnership as a Limited Partner pursuant to Sections 4.02 and 15.02 hereof and who is shown as such on the books and records of the Partnership.
          “Adjusted Capital Account Deficit” means, with respect to any Partner, the deficit balance, if any, in such Partner’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

               (i) credit to such Capital Account any amounts which such Partner is deemed to be obligated to restore pursuant to the penultimate sentence in each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and
               (ii) debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.
          “Affiliate” of any Partner means the Manager and any Subsidiary, and with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person; provided, however, that for purposes hereof no Person to whom the Manager or any of its Affiliates provides any services shall be considered to be controlled by or under common control with the Manager or any such Affiliate unless the Manager and its Affiliates own a controlling economic interest in the equity interests of such Persons. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general partners, trustees or Persons exercising similar authority with respect to such Person.
          “Agreement” means this Amended and Restated Agreement of Limited Partnership, as it may be amended, supplemented or restated from time to time.
          “Allocation Year” means (i) the period commencing on the Operation Commencement Date and ending on December 31, 2006, (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (i) or (ii) above for which the Partnership is required to allocate Net Income, Net Losses and other items of Partnership income, gain, loss or deduction pursuant to Article VI hereof.
          “Applicable Listing Rules” means the applicable rules, if any, of the principal United States securities exchange or the Nasdaq National Market, as the case may be, on which the Common Units are listed or quoted as the case may be.
          “Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 13.05.

          “Beneficial Owner” has the meaning ascribed to such term in Rule 13d 3 of the rules promulgated under the Exchange Act.
          “Benefit Plan Investor” means (i) an employee benefit plan (as defined by Section 3(3) of ERISA), subject to Title I of ERISA; (ii) a plan defined in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code; (iii) an entity whose underlying assets include the assets of any plan described in clause (i) or (ii) by reason of the plan’s investment in such entity (including, without limitation, as applicable, an insurance company general account); or (iv) an entity that otherwise constitutes a “benefit plan investor” under the Plan Assets Regulation.
          “Board of Directors” means the Board of Directors of the Partnership.
          “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York or Delaware are authorized or required by law, regulation or executive order to close.
          “Capital Account” means, with respect to any Partner, the Capital Account established and maintained for such Partner by the Partnership in accordance with the following provisions:
               (i) to each Partner’s Capital Account there shall be credited (A) such Partner’s Capital Contributions, and (B) such Partner’s distributive share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 6.03 or Section 6.04 hereof;
               (ii) to each Partner’s Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any property (other than money) distributed to such Partner (net of any liabilities secured by such distributed property that such Partner assumes or takes subject to) pursuant to any provision of this Agreement, and (B) such Partner’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 6.03 or Section 6.04 hereof;
               (iii) in the event Partnership Interests are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interests, including where the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, in which case the Capital Account of the transferee and the Capital Accounts of the other holders of Partnership Interests in the terminated Partnership shall carry over to the new Partnership that is formed, for U.S. federal income tax purposes, as a result of the termination; and

               (iv) in determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or any Partners) are computed in order to comply with such Regulations, the General Partner may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article V or Article XVI hereof, including upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Partners and the amount of capital reflected on the Partnership’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
          “Capital Contributions” means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any property (other than money) contributed to the Partnership (net of any liabilities secured by such contributed property that the Partnership assumes or takes subject to) with respect to the Partnership Interests of the Partnership held or subscribed for by such Partner.
          “Certificate of Limited Partnership” means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.
          “Chairman” means the director appointed or nominated and elected, as the case may be, Chairman of the Board of Directors of the Partnership, in accordance with Section 10.01, with such powers and duties as are set forth in Section 10.04 hereof.
          “Charitable Beneficiary” has the meaning specified in Section 14.03.
          “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by applicable Regulations. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.

          “Common Unit” means a Partnership Unit which is designated as a Common Unit and which has the rights, preferences and other privileges designated herein in respect of Common Unitholders. For avoidance of doubt, “Common Units” shall include Restricted Common Units.
          “Common Unit Option” means the right to purchase Common Units as set forth in the Equity Plan.
          “Common Unitholder” means a Partner that holds Common Units.
          “Common Units-in-Trust” means Common Units automatically transferred to a trustee of a trust for the benefit of one or more Charitable Beneficiaries.
          “Contribution Agreement” means the Contribution Agreement, dated as of December 31, 2006, by and between Highland Capital Management, L.P., a Delaware limited partnership, and Highland Capital Special Allocation LLC, a Delaware limited liability company.
          “Depreciation” means, for any Allocation Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to an asset for such period, except that if the Gross Asset Value of an asset differs from its adjusted basis for U.S. federal income tax purposes at the beginning of such period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such period bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for U.S. federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.
          “Effective Date” means the date hereof.
          “Equity Plan” means any equity compensation plan established by the Partnership.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          “Fiscal Quarter” means (i) the period commencing on the Operation Commencement Date and ending on March 31, 2006, (ii) any subsequent three (3)-month period commencing on each of July 1, October 1, January 1 and April 1 and ending on the last date before the next such date, or (iii) the period commencing on the immediately preceding January 1, April 1, July 1 or October 1, as the case may be, and ending on the date on which all Property is distributed to the Partners pursuant to Article XVI hereof.
          “Fiscal Year” means (i) the period commencing on the Operation Commencement Date and ending on December 31, 2006, (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31, or (iii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Partners pursuant to Article XVI hereof.
          “GAAP” means generally accepted accounting principles, as applied in the United States from time to time.
          “General Partner” means the general partner of the Partnership, or any of its successors in their respective capacity as general partner of the Partnership.
          “General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner. The General Partner Interest shall be expressed as a number of Partnership Units
          “General Partner Unit” means a Partnership Unit which is designated as a General Partner Unit. Each General Partner Unit shall rank equally with, and shall otherwise be equivalent to, the Common Units with regard to (i) allocations of items of Partnership income, gain, loss, deduction and credit; (ii) rights to share in Partnership distributions; and (iii) rights upon dissolution and liquidation of the Partnership. Each General Partner Unit shall otherwise have its pro rata share of the rights, preferences and other privileges designated herein in respect of the General Partner.
          “Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:
               (i) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner;
               (ii) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Section 7701(g) of the Code into account), as determined by the General Partner as of the following times: (A) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Property as consideration for an interest in the Partnership; (C) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a Partner capacity or by a new Partner acting in a Partner capacity or in anticipation of being a Partner (or any other adjustments as may be permitted or required by regulations promulgated under Section 704 of the Code); and (D) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); provided that an adjustment described in clauses (A), (B) and (C) of this subparagraph (ii) shall be made only if the General Partner reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Partners in the Partnership;
               (iii) the Gross Asset Value of any item of Partnership assets distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution, as determined by the General Partner; and
               (iv) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Net Income” and “Net Loss”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).
If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.
          “Operation Commencement Date” means February 3, 2006.
          “IRS” means the U.S. Internal Revenue Service.
          “Incapacity” or “Incapacitated” means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his or her Person or estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner; (c) the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors; (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above; (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.
          “Incentive Allocation” shall have the meaning set forth in Section 5.04.A hereof.
          “Indemnitee” means any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Partnership) by reason of the fact that the Person is or was a General Partner, officer, employee or of the Partnership, or is or was serving at the request of the Partnership as a director, officer, employee or agent of another entity.
          “Independent Director” means a member of the Board of Directors who (i) is not an officer or employee of the Partnership, the General Partner or the Manager or any of their respective Affiliates, (ii) is not an Affiliate of the General Partner or the Manager, and (iii) at any time after the initial public offering of Common Units, who complies with the independence requirements under the Exchange Act, the Rules and Regulations and the Applicable Listing Rules.
          “Lien” means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.
          “Limited Partner” means any Person admitted as a Limited Partner, Special Limited Partner, Additional Limited Partner, or Substituted Limited Partner and named on the books and records of the Partnership as a Limited Partner of the Partnership.

          “Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners in their capacity as Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest shall be expressed as a number of Partnership Units. For avoidance of doubt, “Limited Partner Interest” shall include the Partnership Interest associated with Restricted Units and Special Units.
          “Liquidating Event” has the meaning set forth in Section 16.01.
          “Liquidator” has the meaning set forth in Section 16.02.
          “Management Agreement” means the Amended and Restated Management Agreement, dated as of April 17, 2007, as amended, supplemented or restated from time to time, between the Partnership and each of its Subsidiaries and the Manager.
          “Manager” means Highland Capital Management, L.P. or any Person appointed as a substitute Manager of the Partnership.
          “Mandatory Exchange” has the meaning ascribed to such term in Section 4.01A.
          “Market Price” means the last reported sales price reported on the New York Stock Exchange of the Common Units on the trading day immediately preceding the relevant date, or if the Common Units are not then traded on the New York Stock Exchange, the last reported sales price of the Common Units on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Units may be traded, or if the Common Units are not then traded over any exchange or quotation system, then the market price of the Common Units on the relevant date as determined in good faith by the Board of Directors.
          “Merger Agreement” has the meaning assigned to such term in Section 19.01.
          “Net Income” and “Net Losses” mean, for each Allocation Year, an amount equal to the Partnership’s taxable income or loss for such Allocation Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments (without duplication):
               (i) any income of the Partnership that is exempt from U.S. federal income tax and not otherwise taken into account in computing Net Income and Net Losses pursuant to this definition of “Net Income” and “Net Losses” shall be added to such taxable income or loss;
               (ii) any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Losses pursuant to this definition of “Net Income” and “Net Losses” shall be subtracted from such taxable income or loss;
               (iii) in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Losses;
               (iv) gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;
               (v) to the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner’s interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Net Income or Net Losses; and
               (vi) notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.03 or Section 6.04 hereof shall not be taken into account in computing Net Income or Net Losses. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Sections 6.03 and 6.04 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.
          “Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1).
          “Nonrecourse Liability” has the meaning set forth in Regulations Section 1.704-2(b)(3).

          “Ownership Trust” has the meaning specified in Section 14.02.
          “Ownership Trustee” has the meaning specified in Section 14.03.
          “Partner” means a General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners, collectively.
          “Partner Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4).
          “Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).
          “Partner Nonrecourse Deductions” has the meaning set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).
          “Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, as it may be amended and/or restated, and any successor thereto.
          “Partnership Interest” means an ownership interest in the Partnership by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. Each Partnership Interest shall be expressed as a number of Partnership Units. For avoidance of doubt, “Partnership Interest” shall include interests associated with Restricted Common Units and Special Units.
          “Partnership Minimum Gain” has the meaning set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).
          “Partnership Record Date” means the record date established by the Board of Directors for the distribution of Net Income pursuant to Section 5.01 hereof. Partnership Record Date shall also mean the record date established by the Board of Directors for the determination of Partners entitled to vote at any annual or special meeting of the Partnership.
          “Partnership Unit” or “Unit” means a fractional, undivided share of the Partnership Interests of any class of Partners issued pursuant to Sections 4.01 or 4.02. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the Board of Directors adopts from time to time unless the Board of Directors determines that any Partnership Units shall be uncertificated securities.
          “Percentage Interest” means, as to a Partner, its percentage interest as a Common Unitholder, a General Partner, or a holder of Restricted Common Units (to the extent determined by the General Partner pursuant to Section 4.02B) determined by dividing the Common Units, General Partner Units or Restricted Common Units owned by such Partner by the total number of (i) Common Units, (ii) General Partner Units, and (iii) Restricted Common Units (to the extent determined by the General Partner pursuant to Section 4.02B) then outstanding, as applicable.
          “Person” means any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
          “Plan Asset Regulation” means Section 3(42) of ERISA and the plan asset regulation promulgated by the Department of Labor under ERISA at 29 C.F.R. 2510.3-101.
          “Plan of Conversion” has the meaning assigned to such term in Section 19.01.
          “Property” means all real and personal property acquired by the Partnership, including cash, and any improvements thereto, and shall include both tangible and intangible property.
          “Purported Beneficial Transferee” means, with respect to any event which results in a transfer to an Ownership Trust, as provided in Sections 14.02 or 14.03, the Purported Record Transferee, unless the Purported Record Transferee would have acquired or owned Limited Partner Interests for another Person who is the beneficial transferee or owner of such interests, in which case the Purported Beneficial Transferee shall be such Person.
          “Purported Record Transferee” means, with respect to any Transfer or other event which results in a Transfer to an Ownership Trust, as provided in Sections 14.02 or 14.03, the record holder of the Common Units if such transfer had been valid under Section 14.02.
          “Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
          “Regulatory Allocations” has the meaning set forth in Section 6.04 hereof.

          “Rules and Regulations” means the rules and regulations under the Securities Act or the Exchange Act.
          “Restricted Common Unit” has the meaning set forth in Section 4.03 hereof.
          “Secretary” means the Secretary of the Partnership, with such powers and duties as set forth in Section 10.05 hereof.
          “Securities Act” means the Securities Act of 1933.
          “Special Limited Partner” means any Person admitted as a Special Limited Partner and named on the books and records of the Partnership in such Person’s capacity as a Special Limited Partner of the Partnership.
          “Special Limited Partner Interest” means a Partnership Interest of a Special Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners in their capacity as Special Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Special Limited Partner Interest shall be expressed as a number of Special Units.
          “Special Unit” means a Limited Partner Interest represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder which is designated as a Special Unit and which has the rights, preferences and other privileges designated.
          “Special Unit Holder” means the Manager, or such other Affiliate of the Manager as may be designated by the Manager, that holds the Special Unit.
          “Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owned, directly or indirectly, by such Person.
          “Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 13.05 in place of and with all the rights of a Limited Partner and named as a Limited Partner on the books and records of the Partnership.
          “Surviving Business Entity” has the meaning assigned to such term in Section 19.02B.

          “Transfer Agent” means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units; provided, that if no Transfer Agent is specifically designated for any other Partnership Unit, the General Partner shall act in such capacity.
          “Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.
          “Transfer, “ when used in this Agreement with respect to a Partnership Unit, shall be deemed to refer to any transaction or series of transactions by which a Partner purports to sell, gift, assign, exchange, pledge, encumber, hypothecate or dispose, by operation of law or otherwise, all or any part of its Partner Interest to another Person, whether directly or indirectly. An agreement or commitment to do any of the foregoing shall also constitute a Transfer.
          “25% Threshold” means ownership by Benefit Plan Investors, in the aggregate, of twenty-five (25%) percent or more of the value of the Common Units (calculated by excluding the value of any interest held by any person, other than a Benefit Plan Investor, who has discretionary authority or control with respect to the assets of the Partnership or any person who provides investment advice to the Partnership for a fee (direct or indirect) with respect to such assets, or any Affiliate of such person).
ARTICLE II
ORGANIZATIONAL MATTERS
            Section 2.01 Formation.
          The Partnership is a limited partnership organized on January 20, 2006 pursuant to the Certificate of Limited Partnership as filed with the Secretary of the State of Delaware pursuant to the provisions of the Act. The Partners hereby agree to continue the Partnership upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.
            Section 2.02 Name.
          The name of the Partnership shall be “Highland Financial Partners, L.P.” The General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.
            Section 2.03 Registered Office and Agent; Principal Office.
          The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be Two Galleria Tower, 13455 Noel Road, Suite 1300, Dallas, Texas 75240, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.
            Section 2.04 Power of Attorney.
          A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any other Person acting as Liquidator, and their duly authorized officers and attorneys-in-fact, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(1)	execute, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate of Limited Partnership and all amendments or restatements thereof) that the General Partner or such Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or such Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XIII, XV or XVI hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

(2)	execute, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article XVII hereof or as may be otherwise expressly provided for in this Agreement.
          B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner’s or Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
            Section 2.05 Term.
          The term of the Partnership commenced on January 20, 2006, the date on which the Certificate of Limited Partnership was filed in the office of the Secretary of State of the State of Delaware, and shall continue in perpetuity, unless the Partnership is dissolved sooner pursuant to the provisions of Article XVI or as otherwise provided by law.

ARTICLE III
PURPOSE
            Section 3.01 Purpose and Business.
          The purpose and nature of the business to be conducted by the Partnership is (i) to own structured finance subsidiaries commonly known as collateralized debt obligation issuers, (ii) to own a minority economic stake and a majority voting stake in a real estate investment trust subsidiary; (iii) to own a minority interest in Highland Financial Corporation; (iv) to own majority and minority equity interests in other subsidiaries; (v) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity (including any corporation) engaged, directly or indirectly, in any of the foregoing; (vi) to conduct any other business that may be lawfully conducted by a limited partnership organized pursuant to the Act and to engage in such activities as the Board of Directors may approve; and (vii) to do anything necessary or incidental to the foregoing; provided, however, that such activities shall be limited to and conducted in such a manner as to not require the Partnership to be registered as an investment company under the Investment Company Act of 1940 or to cause the Partnership to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.
            Section 3.02 Powers.
          The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in subsidiaries or other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, sell, transfer and dispose of real-estate related securities, real estate-related loans and other real estate-related assets, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the Board of Directors could violate any law or regulation of any governmental body or agency having jurisdiction over the Partnership or its securities, unless such action (or inaction) shall have been specifically approved by the Board of Directors.

ARTICLE IV
ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS, RESTRICTED COMMON UNITS, AND OPTIONS
            Section 4.01 Issuances of Additional Partnership Interests.
          The Board of Directors is authorized to cause the Partnership to issue additional Common Units or other Partnership Interests for any Partnership purpose, from time to time, to such Persons for such consideration and on such terms and conditions as the Board of Directors shall determine, without the approval of any Limited Partners. Each additional Partnership Interest authorized to be issued by the Partnership pursuant to this Section 4.01 may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any outstanding Limited Partner Interests issued on or before the Effective Date and any other Common Units and other Partnership Interests issued thereafter, all as shall be determined by the Board of Directors, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership. In the event that the Partnership issues Partnership Interests pursuant to Section 4.01, the General Partner shall make such amendments or revisions to this Agreement (without any requirement of receiving approval of any the Limited Partners other than as may be required by the terms of any class or series of Limited Partner Interest hereinafter created) including but not limited to the revisions described in Section 5.04 and 8.05 hereof, as the Board of Directors deems necessary to reflect the issuance of such additional Partnership Interests and the special rights, powers and duties associated therewith. Unless specifically determined otherwise by the Board of Directors, any Partnership Interest issued after the Effective Date shall represent Common Units.
            Section 4.02 Restricted Common Units.
          A. The Board of Directors is hereby authorized to issue Common Units in consideration of services provided to the Partnership which are subject to forfeiture in accordance with the terms of an Equity Plan (“Restricted Common Units”).
          B. Characterization of Distributions and Allocations to Holders of Restricted Common Units. Subject to the Equity Plan, holders of Restricted Common Units will be entitled to receive distributions in the same manner as each other class of Commons Units. The character of any allocation, distribution or payment made to holders of Restricted Common Units for U.S. federal income tax purposes shall be as determined by the General Partner in its sole discretion, taking into account, among other things, whether a holder of Restricted Common Units made an election under Section 83(b) of the Code (or any other applicable elections under the Code). Such allocations, distributions or payments may be characterized for U.S. federal income tax purposes as compensation for services, guaranteed payments under Section 707(c) of the Code, allocations pursuant to Article VI hereof, or otherwise as determined by the General Partner under applicable law.
            Section 4.03 Options.
          The Board of Directors is hereby authorized to issue Options pursuant to the Equity Plan.
ARTICLE V
DISTRIBUTIONS
            Section 5.01 Requirement and Characterization of Distributions.
          A. Except as otherwise provided in Section 5.01.B, the General Partner shall distribute on approximately a quarterly basis to the General Partner and to holders of Restricted Common Units and Common Unitholders who are Partners on the Partnership Record Date therefore in accordance with their respective Percentage Interests on such Partnership Record Date, such amount of the net income (determined in accordance with GAAP) of the Partnership or amounts in excess of such net income, as the Board of Directors of the Partnership shall determine. Unless otherwise expressly provided for herein or in an agreement at the time a new class of Partnership Interests is created in accordance with Article IV hereof, no Partnership Interest shall be entitled to a distribution in preference to any other Partnership Interest.
          B. Notwithstanding the provisions of Section 5.01.A above or any other provision of this Agreement, if for any period with respect to which a distribution is to be made (a “Distribution Period”), a “Newly Issued Unit” (as such term is defined below) is outstanding on the Partnership Record Date for such Distribution Period, there shall not be distributed in respect of such Newly Issued Unit the amount (the “Full Distribution Amount”) that would otherwise be distributed in respect of such Unit in accordance with Section 5.01.A. Rather, the General Partner shall cause to be distributed with respect to each such Newly Issued Unit an amount equal to the Full Distribution Amount multiplied by a fraction, the numerator of which equals the number of days such Newly Issued Unit has been outstanding during the Distribution Period and the denominator of which equals the total number of days in such Distribution Period. Any net income (determined in accordance with GAAP) not distributed to the holders of Units by operation of this Section 5.01.B shall be retained by the Partnership. The Board of Directors may, in its sole discretion, with respect to any distribution, waive the application of this Section 5.01.B such that a Newly Issued Unit shall receive the Full Distribution Amount (or any greater amount than would otherwise be received under this Section 5.01.B but not in excess of the Full Distribution Amount). For purposes of this Section 5.01.B, the term “Newly Issued Unit” shall mean, with respect to any Distribution Period, a Common Unit issued during such Distribution Period, except that the term “Newly Issued Unit” shall not include (unless otherwise provided by the Board of Directors) any Common Units issued in connection with a split on or unit dividend of the Common Units.
            Section 5.02 Amounts Withheld.
          The Partnership is authorized to withhold from dividends and other payments or allocations to any Partner or Assignee, and to pay over to any U.S. federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. federal, state or local law or any foreign law, and shall allocate any such amounts to the Partner or Assignees with respect to which such amounts were withheld.
          All amounts withheld in accordance with this Section 5.02 or pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, dividend or other distribution or allocation to any Partner or Assignee shall be treated as amounts paid to such Partner or Assignee for all purposes of this Agreement.
            Section 5.03 Distributions Upon Liquidation.
          Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 16.02.
            Section 5.04 Incentive Allocation.
          A. The Special Unit Holder shall be entitled to receive a distribution with respect to an incentive allocation (the “Incentive Allocation”) in respect of the Special Units from the Partnership, calculated as prescribed in Annex 1 attached hereto.
          B. It is intended that Incentive Allocations to the Special Unit Holder shall be treated as an interest in partnership net income and not as a guaranteed payment for services pursuant to Section 707(c) of the Code.
          C. The Special Unit Holder may, with the consent of the Board of Directors, including a majority of the Independent Directors, Transfer all or any portion of the Special Units to any Person(s) who is an Affiliate of the Manager, and each such Person shall be admitted as a Special Limited Partner. Notwithstanding any other provision of this Agreement, the Board of Directors shall have the sole and complete discretion, without the consent of the Limited Partners, to amend Annex 1 attached hereto in any manner to reflect changes that the Board of Directors determines do not adversely affect the Limited Partners in any material respect.

ARTICLE VI
ALLOCATIONS
            Section 6.01 Net Income.
          A. After giving effect to the special allocations set forth in Sections 6.01(B), 6.03 and 6.04 below, Net Income for each Allocation Year shall be allocated among the Common Units, the General Partner Unit and, to the extent determined by the General Partner pursuant to Section 4.02B above, among the Restricted Common Units, in proportion to their Percentage Interests.
          B. For each Allocation Year of the Partnership, the Partnership shall allocate to the Special Limited Partner Net Income in an amount equal to the amount the Special Limited Partner is entitled to receive under Section 5.04, without regard to whether all or some portion of such distribution is made to the Special Limited Partner in that Allocation Year or in a later Allocation Year; provided, however, that Net Income allocated pursuant to this Section 6.01B for an Allocation Year shall not be in excess of such recipient’s entitlement, as determined under Section 5.04
            Section 6.02 Net Losses.
          After giving effect to the special allocations set forth in Sections 6.03 and 6.04 and subject to Section 6.05, Net Losses for any Allocation Year shall be allocated among the Common Units, General Partner Unit and to the extent determined by the General Partner pursuant to Section 4.02B above, to holders of Restricted Common Units, in proportion to their Percentage Interests.
          Section 6.03 Special Allocations. The following special allocations shall be made in the following order:
          A. Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Partner shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.03(A) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

          B. Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article VI, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Allocation Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner’s share of the net decrease in Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.03(b) is intended to comply with the minimum gain chargeback requirement in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.
          C. Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible, provided that an allocation pursuant to this Section 6.03(C) shall be made only if and to the extent that the Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article VI have been tentatively made as if this Section 6.03(C) were not in this Agreement.
          D. Gross Income Allocation. In the event any Partner has a deficit Capital Account at the end of any Allocation Year which is in excess of the sum of the amount such Partner is obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 6.03(D) shall be made only if and to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article VI have been made as if Section 6.03(C) hereof and this Section 6.03(d) were not in this Agreement.
          E. Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Partners in proportion to their respective Percentage Interests.
          F. Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

          G. Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset, pursuant to Section 734(b) or Section 743(b) of the Code, is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of such Partner’s interest in the Partnership, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Partner to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
            Section 6.04 Curative Allocations.
          The allocations set forth in Sections 6.03.A, 6.03.B, 6.03.C, 6.03.D, 6.03.E, 6.03.F, 6.03.G and 6.05 hereof (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 6.04. Therefore, notwithstanding any other provision of this Article VI (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Sections 6.01, 6.02 and 6.03D hereof.
            Section 6.05 Loss Limitation.
          Net Losses allocated pursuant to Section 6.02 hereof shall not exceed the maximum amount of Net Losses that can be allocated without causing any Partner to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Partners would have Adjusted Capital Account Deficits as a consequence of an allocation of Net Losses pursuant to Section 6.02 hereof, the limitation set forth in this Section 6.05 shall be applied on a Partner-by-Partner basis, and Net Losses not allocable to any Partner as a result of such limitation shall be allocated to the other Partners in accordance with the positive balances in such Partners’ Capital Accounts so as to allocate the maximum permissible Net Losses to each Partner under Regulations Section 1.704-1(b)(2)(ii)(d).
            Section 6.06 Other Allocation Rules.
          A. For purposes of determining the Net Income and Net Losses or any other items allocable to any period, Net Income, Net Losses, and any other such items shall be allocated among the Partners as determined by the General Partner using any method and convention permissible under Section 706 of the Code and the Regulations thereunder; provided, however, that the General Partner may adopt such other methods and conventions relating to allocations as it determines are necessary or appropriate. Without limiting the foregoing, the Partners hereby agree that the General Partner may utilize the method described in Regulations Section 1.706-1(c)(2)(ii).
          B. The Partners are aware of the income tax consequences of the allocations made by this Article VI and hereby agree to be bound by the provisions of this Article VI in reporting their shares of Partnership income and loss for income tax purposes.
          C. Solely for purposes of determining a Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership within the meaning of Regulations Section 1.752-3(a)(3), the Partners’ interests in Partnership net income are in proportion to their Percentage Interests.
          D. To the extent permitted by Regulations Section 1.704-2(h)(3), the General Partner shall endeavor to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Partner.
          E. The General Partner may apply certain methods, assumptions and conventions relating to allocations of items of income, gain, deduction, loss and credit in a manner intended to comply with applicable provisions of the Code and Regulations and to allocate such items in a manner that reflects the beneficial share of Partnership items of Partners (and holders of Common Units).
            Section 6.07 Tax Allocations: Section 704(c) of the Code.
          In accordance with the principles of Section 704(c) of the Code and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such Property to the Partnership for U.S. federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using a method, selected in the discretion of the General Partner in accordance with Regulations Section 1.704-3.
          In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Gross Asset Value in accordance with the principles of Code Section 704(c) and the Regulations thereunder.

          Any elections or other decisions relating to such allocations shall be made by the Partnership in any manner that reasonably reflects the purpose and intention of this Agreement, which includes, without limitation, the purpose and intention that each Common Unit shall have the same economic interest in the Partnership and the same tax characteristics and shall otherwise be identical in all respects. Allocations pursuant to this Section 6.07 are solely for purposes of U.S. federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner’s Capital Account or share of Net Income, Net Losses, other items or distributions pursuant to any provision of this Agreement.
            Section 6.08 Amendment of Article VI.
          Notwithstanding any other provision of this Agreement, upon or prior to the issuance of additional Common Units, the General Partner shall have the sole and complete discretion, without the approval of any other Partner, to amend any provision of this Article VI in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Regulations, provided the economic arrangements between the Partners are not materially affected.
ARTICLE VII
MANAGEMENT AND OPERATIONS OF BUSINESS
            Section 7.01 Management.
          A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 9.01 hereof, shall have full power and authority to do all things deemed necessary or desirable to conduct the business of the Partnership, to exercise all powers set forth in Section 3.02 hereof and to effectuate the purpose set forth in Section 3.01 hereof, including without limitation, those matters set forth below in this Section 7.01. The General Partner hereby delegates to the Board of Directors of the Partnership all of its management powers hereunder, other than those expressly reserved in Section 9.01 hereto:
(1)	the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of the same by deed, mortgage, deed of trust or other lien or encumbrance on the Partnership’s and the Partnership’s Subsidiaries’ assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership or its Subsidiaries;

(2)	the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any offering of any class of securities of the Partnership under the Securities Act and the registration of any such class under the Exchange Act and the listing of any securities of the Partnership on any securities market;

(3)	the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership or the Partnership’s Subsidiaries, including, without limitation, in connection with a resecuritization transaction and including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership or its Subsidiaries or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by Section 7.03 hereof);

(4)	the use of the assets of the Partnership or of its Subsidiaries (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and the Act and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership ) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

(5)	delegation of any or all of its authority to the Manager or to officers and employees of the General Partner, the Partnership or the Manager;

(6)	the establishment of reserves;

(7)	the purchase, sale, management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owned by the Partnership or any Subsidiary of the Partnership;

(8)	the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s or any of its Subsidiaries’ assets;

(9)	the opening and maintenance of bank accounts for the Partnership and the drawing of checks and orders for the payment of money;

(10)	the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

(11)	holding, managing, investing and reinvesting cash and other assets of the Partnership and its Subsidiaries;

(12)	the collection and receipt of revenues and income of the Partnership;

(13)	the establishment of one or more divisions of the Partnership;

(14)	the determination of the hiring and compensation of employees;

(15)	the maintenance of such insurance for the benefit of the Partnership, its Subsidiaries, their respective partners, members or interest holders and directors and officers of the General Partner as it deems necessary or appropriate;

(16)	the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

(17)	the control of any matters affecting the rights and obligations of the Partnership and its Subsidiaries, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership or any of its Subsidiaries, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(18)	the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(19)	the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

(20)	the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(21)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(22)	the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;

(23)	the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the powers of the General Partner enumerated in this Agreement; and

(24)	the issuance of additional Partnership Units, as appropriate, in connection with Capital Contributions by Additional Limited Partners pursuant to Article IV hereof.
          B. Each of the Limited Partners agrees that the officers of the Partnership or such other person (including the Manager) as the Board of Directors may appoint, is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.03), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation.
          C. At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, deems appropriate and reasonable from time to time.
          D. The General Partner shall not have any greater fiduciary or similar duty to the Partnership or any of the Partners than an officer of a corporation for profit organized under the General Business Corporation Law of Delaware would have to such corporation or its shareholders.
          E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances, as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under this Agreement and in accordance with the terms of Section 7.03. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and its Partners collectively.
          F. The General Partner may not be removed by the Limited Partners with or without cause.

            Section 7.02 Certificate of Limited Partnership.
          The General Partner has previously filed the Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.04A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.
            Section 7.03 Restrictions on Authority.
          A. Notwithstanding anything to the contrary contained herein, without the consent and approval of the holders of at least a majority of the outstanding Common Units, the Partnership shall not take any action (other than amendments to this Agreement in accordance with the provisions of this Agreement), even if approved by the General Partners and/or the Board of Directors as applicable, that a Delaware business corporation could not take without first obtaining the approval of at least a majority of its outstanding shares possessing a right to vote in such matter under the mandatory voting provisions of the Delaware General Corporation Law. The General Partner shall not be compensated for its services as General Partner of the Partnership. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs relating to the ownership and operation of, or for the benefit of, the Partnership.
          B. The Partners acknowledge that all such expenses and all operating and administrative expenses of the General Partner are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.08 hereof.
            Section 7.04 Liability of the General Partner.
          A. Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

          B. Subject to its obligations and duties as General Partner set forth in Section 7.01.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.
          C. Any amendment, modification or repeal of this Section 7.04 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s to the Partnership and the Limited Partners under this Section 7.04 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
            Section 7.05 Other Matters Concerning the General Partner.
          A. The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
          B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
          C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.
            Section 7.06 Contracts and Transactions with Affiliates.
          A. The Partnership may, subject to the terms of any financing obtained on behalf of the Partnership and/or any of its Subsidiaries, lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established by the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

          B. The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner believes are advisable.
          C. The Board of Directors shall adopt policies and procedures to address potential conflicts arising out of transactions to which the Partnership and the Manager or its Affiliates are parties, including, but not limited to Partnership transactions between, with, or in the case of co-purchases, alongside, the Manager or its Affiliates.
            Section 7.07 Indemnification of the General Partner.
          A. To the fullest extent permitted by Delaware law to a corporation for profit organized under the General Business Corporation Law of Delaware, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings (actual or threatened), civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise by reason of such Person’s service to or on behalf of or management of affairs of the Partnership, its properties, business or affairs, unless it is established that: (i) the act or omission giving rise to the claim, demand, suit or proceeding constituted bad faith, willful misconduct, gross negligence or reckless disregard of duties. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified in this Section 7.07A.
          B. Any indemnification pursuant to this Section 7.07 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.07.
          C. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in Section 7.07.A. has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

          D. The indemnification provided by this Section 7.07 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.
          E. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Board of Directors shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
          F. For purposes of this Section 7.07, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.07; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
          G. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
          H. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.07 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
          I. The provisions of this Section 7.07 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.07 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.07, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

            Section 7.08 Title to Partnership Assets.
          Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable if failure to so vest such title would have a material adverse effect on the Partnership. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.
            Section 7.09 Reliance by Third Parties.
          In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Subject to Section 9.01, each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.
ARTICLE VIII
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS
            Section 8.01 Limitation of Liability.
          The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 12.04 hereof, or under the Act.

            Section 8.02 Management of the Business.
          No Limited Partner or Assignee (other than members of the Board of Directors, the General Partner, the Manager, any of their Affiliates or any officer, director, employee, agent or trustee of the Partnership, the General Partner, the Manager or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership. In accordance with Section 17-303(b)(9) of the Act, neither service on the Board of Directors nor serving as an officer, director employee, agent or trustee of the Partnership, the General Partner, the Manager or any of their Affiliates shall constitute participating in the control of the business of the Partnership. The transaction of any such business by any such Person in their capacities as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.
            Section 8.03 Return of Capital.
          Unless expressly determined otherwise by the Board of Directors, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to Net Income, Net Losses or distributions.
            Section 8.04 Rights of Limited Partners Relating to the Partnership.
          A. Except as limited by Section 8.04B hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner’s interest as a limited partner in the Partnership (which shall not include any commercial purpose), upon written demand with a statement of the purpose of such demand and at such Limited Partner’s own expense (including such copying and administrative charges as the General Partner may establish from time to time):
(1)	to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Partnership pursuant to the Exchange Act;

(2)	to obtain a copy of the Partnership’s federal, state and local income tax returns for each Fiscal Year;

(3)	to obtain a current list of the name and notice mailing address of each Partner; and

(4)	to obtain a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;
          B. The Partnership shall not be obligated to provide any information to a Limited Partner other than as set forth in Sections 8.04A, 11.02 and 12.01. Notwithstanding any other provision of this Section 8.04, the General Partner, as directed by the Board of Directors, may keep confidential from the Limited Partners, for such period of time as the Board of Directors determines to be reasonable, any information that (i) the Board of Directors reasonably believes to be in the nature of trade secrets or other confidential and/or proprietary information, the disclosure of which the Board of Directors in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.
            Section 8.05 Buy Out of Special Units
          A. Upon termination of the Management Agreement, the Partnership shall buy out the Special Units as prescribed in Annex 2 attached hereto.
          B. Notwithstanding any other provision of this Agreement, the Board of Directors shall have the sole and complete discretion, without the consent of the Limited Partners, to amend Annex 2 attached hereto in any manner to reflect changes that the Board of Director determines do not adversely affect the Limited Partners in any material respect.
ARTICLE IX
BOARD OF DIRECTORS
            Section 9.01 Establishment of Board of Directors.
          The General Partner hereby establishes the Board of Directors and, except as provided below, hereby irrevocably delegates to the Board of Directors such authority, rights and powers with respect to the Partnership and the officers and employees of the Partnership as would the board of directors of a corporation organized for profit under the General Corporation Law of Delaware with respect to the corporations and the officers and employees of such corporations. Except as provided below, in furtherance and not in limitation of the foregoing, and notwithstanding anything to the contrary contained in this Agreement or any provision of this Agreement that authorizes the General Partner to take any action, exercise any discretion or make any determination over any matters, the General Partner shall not take any action, exercise any discretion or make any determination without the consent and approval of, and shall take all actions and decisions as directed by, the Board of Directors.

            Section 9.02 General Powers.
          The Board of Directors is authorized, directed and empowered to take all actions necessary or appropriate to fulfill its obligations and duties under this Agreement. In furtherance of the foregoing, the directors of the Partnership shall have the power to execute and deliver, or to authorize any officer or employee of the Partnership, the General Partner, the Manager or their respective Affiliates to execute and deliver, any documents and shall have the power to take, or to cause such Persons to take, any actions, as the Board of Directors shall deem necessary or appropriate, to carry out fully their duties and obligations set forth hereunder.
            Section 9.03 Number, Qualification and Term of Office.
          A. The number of directors which shall constitute the whole Board of Directors shall be no fewer than three and no more than twelve. The number of directors which shall constitute the whole Board of Directors shall be determined, within such range, from time to time by resolution adopted by a majority of the Board of Directors then in office. At all times a majority of the seats on the whole Board of Directors shall be reserved for Independent Directors.
          B. Except as provided in Sections 9.03D and 9.03E, the term of each director shall be from the effective date of such director’s election for a one-year period until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
          C. Any director elected to fill a vacancy resulting from an increase in the number of directors, as provided in Section 9.07, shall hold office for a term that shall coincide with the shortest remaining term of the other directors on the Board of Directors and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
          D. Any director elected to fill a vacancy not resulting from an increase in the number of directors, as provided in Section 9.07, shall have the same remaining term as that of such director’s predecessor and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.
            Section 9.04 Election of Directors.
          The directors shall be elected at an annual meeting of Partners, except as provided in Sections 9.05 and 9.07, and each director elected shall hold office until the next succeeding annual meeting (or special meeting in lieu thereof) next occurring after such director’s election and until such director’s successor is duly elected and qualified, or, if earlier, until such director’s death or retirement or until such director resigns or is removed in the manner hereinafter provided. Unless otherwise provided by the terms of any Partnership Interests hereinafter created, directors shall be elected by a plurality of the votes of the Common Units present in person or represented by proxy and entitled to vote on the election of directors at any annual or special meeting of Partners. Such election shall be by written ballot. Directors need not be Partners or holders of Partnership Interests.
            Section 9.05 Removal.
          Any director or the whole Board of Directors may be removed upon the affirmative vote of sixty-six and two thirds (66 2/3%) of the Common Units of record entitled to vote, given at an annual meeting or at a special meeting of Partners called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled as provided in Section 9.07.
            Section 9.06 Resignations.
          Any director may resign at any time by giving notice of such director’s resignation in writing or by electronic transmission to the Chairman of the Board, if there be one, the Chief Executive Officer or the Secretary of the Partnership. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Partnership. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
            Section 9.07 Vacancies.
          Unless otherwise required by law, any vacancy on the Board of Directors that results from newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority vote of the directors then in office, and any other vacancies may be filled by a plurality vote of the directors then in office, though less than a quorum, or by a sole remaining director. If there are no directors in office, vacancies shall be filled by plurality vote of the Common Units, provided that a quorum is present, at a duly called meeting of the Partners. Notwithstanding the foregoing, any vacancy that results from the removal of a director, shall be filled by holders representing a plurality of the Common Units, provided that a quorum is present, at a duly called meeting of the Partners.
            Section 9.08 Nomination of Directors.
          Only persons who are nominated in accordance with the procedures set forth in the Agreement shall be eligible for election as directors of the Partnership. Nominations of persons for election to the Board of Directors may be made (i) at any annual meeting of Partners (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any Partner of the Partnership (1) who is a Partner of record on the date of the giving of the notice provided for in Section 17.08 (or in the case of a special meeting, 17.03) and on the record date for the determination of Partners entitled to vote at such meeting and (2) who complies with the notice procedures set forth in Section 17.08, or (ii) at any special meeting (properly called pursuant to Section 17.03) of Partners called for the purpose of electing directors by or at the direction of the Board of Directors (or any duly authorized committee thereof).
            Section 9.09 Chairman: Chairman of Meetings.
          The Board of Directors, in its sole discretion, may elect or appoint a Chairman of the Board (who must be a director). The Chairman of the Board may be removed as Chairman at any time by the affirmative vote of a majority of the whole Board of Directors. The Chairman of the Board, if any, shall preside when present at all meetings of the Board of Directors. The Chairman of the Board shall preside when present at all meetings of the Partners unless the Chairman of the Board delegates such authority to another officer of the Partnership. The Chairman of the Board shall advise and counsel the officers of the Partnership and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board of Directors. At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in the Chairman of the Board’s absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary of the Partnership shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
            Section 9.10 Place of Meetings.
          The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.
            Section 9.11 Regular Meetings.
          A regular meeting of the Board of Directors shall be held without any other notice than this Agreement, immediately after, and at the same place (if any) as, each annual meeting of Partners. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of additional regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Partnership shall act as Secretary at all regular meetings of the Board of Directors and in the Secretary’s absence a temporary Secretary shall be appointed by the chairman of the meeting.
            Section 9.12 Special Meetings; Notice.
          Special meetings of the Board of Directors may be called by the General Partner, the Chairman of the Board, the Chief Executive Officer or, upon a resolution adopted by the Board of Directors, by the Secretary on twenty-four (24) hours’ notice to each director, either personally or by telephone or by mail, telegraph, telex, cable, wireless or other form of recorded or electronic communication, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances; special meetings shall be called by the Chairman of the Board, the President or the Secretary in like manner and on like notice on the written request of two (2) directors. Notice of any such meeting need not be given to any director, however, if waived by such director in writing or by telegraph, telex, cable, wireless or other form of recorded or electronic communication, or if such director shall be present at such meeting.
            Section 9.13 Action Without Meeting.
          Any action required or permitted to be taken at any meeting by the Board of Directors or any committee thereof, as the case may be, may be taken without a meeting if a consent thereto is signed or transmitted electronically, as the case may be, by the number of members of the Board or of such committee, as the case may be, whose approval would be required if all directors then in the office were present at such meeting and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
            Section 9.14 Conference Telephone Meetings.
          Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.
            Section 9.15 Quorum.
          At all meetings of the Board of Directors, a majority of the then total number of directors in office shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. The members of the Board of Directors present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of the Board of Directors to leave less than a quorum.

            Section 9.16 Committees.
          The Board of Directors may, by resolution or resolutions passed by a majority of the then total number of members of the Board of Directors, designate one (1) or more committees consisting of one (1) or more directors of the Partnership, which, to the extent provided in such resolution or resolutions, shall have and may exercise, subject to the provisions of this Agreement, the powers and authority of the Board of Directors granted hereunder; but no such committee shall have the power to fill vacancies in the Board of Directors or any committee or in their respective membership, to approve or adopt, or recommend to the Partners, any action or matter, other than the election or removal of directors, expressly required by this Agreement to be submitted to Partners for their approval, or to authorize the issuance of Common Units, including Special Units, except that such a committee may, to the extent provided in such resolutions, (i) grant and authorize options and other rights with respect to the Common Units or Special Units pursuant to and in accordance with any plan or authorizing resolutions approved by the Board of Directors and (ii) function as the pricing committee with respect to any offering of Common Units authorized by the Board of Directors. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of all the members of any such committee may determine its action and fix the time and place, if any, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the members of any such committee at any time to fill vacancies, and to discharge any such committee, either with or without cause, at any time. The Secretary of the Partnership shall act as Secretary of any committee, unless otherwise provided by the Board of Directors or the Committee.
            Section 9.17 Alternate Members of Committees.
          The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, or if none be so appointed the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
            Section 9.18 Minutes of Committees.
          Each committee shall keep regular minutes of its meetings and proceedings and report the same to the Board of Directors at the next meeting thereof.
            Section 9.19 Remuneration.
          Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for such director’s services; but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to any director of the Partnership, payable in cash or securities, either as such director’s annual remuneration as such director or member of any special or standing committee of the Board of Directors or as remuneration for such director’s attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Partnership shall reimburse each director for any expenses paid by such director on account of such director’s attendance at any meeting. Nothing in this Section 9.19 shall be construed to preclude any director from serving the Partnership in any other capacity and receiving remuneration therefor.
            Section 9.20 Fiduciary Duties.
          Directors of the Partnership shall owe fiduciary duties to the Partnership to the same extent, but only to the extent that, a director of a Delaware corporation shall owe fiduciary duties to a corporation and its stockholders.
            Section 9.21 Indemnification, Advances and Insurance.
          A. Each director of the Partnership shall be indemnified by the Partnership, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Partnership and counsel fees and disbursements on a solicitor and client basis) arising from the performance of their duties in connection with the Partnership or this Agreement, or any investment made or held by the Partnership, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a director of the Partnership or a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or enterprise at the request of the Partnership or the Board of Directors, except by reason of (i) any breach of duty of loyalty to the Partnership or its Limited Partners; (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law; or (iii) any transaction from which an improper personal benefit was derived. It is the intention of this Section 9.21A that the Partnership indemnifies each director, subject to the provisions of this Section 9.21A, to the fullest extent permitted by law. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director committed an act or omission that constitutes intentional misconduct or a knowing violation of the law.
          B. Any indemnification under this Section 9.21 (unless ordered by a court) shall be made by the Partnership only as authorized in the specific case upon a determination that indemnification of the director is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 9.21A. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, by a majority of the disinterested directors. To the extent, however, that a director has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such director shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such director in connection therewith, without the necessity of authorization in the specific case.
          C. Notwithstanding any contrary determination in the specific case under Section 9.21C, and notwithstanding the absence of any determination thereunder, any director may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 9.21A. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 9.21A. Neither a contrary determination in the specific case under Section 9.21C nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 9.21D shall be given to the Partnership promptly upon the filing of such application. If successful, in whole or in part, the director seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.
          D. To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by a director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Partnership in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Partnership as authorized in this Section 9.21.
          E. The indemnification and advancement of expenses provided by or granted pursuant to this Section 9.21 shall not be deemed exclusive of any other rights to which the director seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, vote of Partners or disinterested directors or otherwise, and shall continue as to any director who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the director unless otherwise provided in a written agreement with such person or in the writing pursuant to which such person is indemnified, it being the policy of the Partnership that indemnification of directors.
          F. The Partnership may, but shall not be obligated to, purchase and maintain insurance on behalf of any director entitled to indemnification under this Section 9.21 against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Partnership would have the power or the obligation to indemnify such person against such liability under the provisions of this Section 9.21.
          G. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 9.21 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any director entitled to indemnification under this Section 9.21.
          H. If this Section 9.21 or any portion of this Section 9.21 shall be invalidated on any ground by a court of competent jurisdiction the Partnership shall nevertheless indemnify each director, subject to Section 9.21C, as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Partnership, to the full extent permitted by any applicable portion of this Section 9.21 that shall not have been invalidated.
          I. Each director may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such person on behalf of the Partnership in furtherance of the interests of the Partnership in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such director will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Partnership.
          J. A director shall not be denied indemnification in whole or in part under this Section 9.21 because such director had an interest in the transaction with respect to which the indemnification applies if the transaction was disclosed to the other directors and otherwise permitted by the terms of this Agreement.
          K. Any liabilities which a director incurs as a result of acting on behalf of the Partnership (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the United States Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 9.21, unless such liabilities arise under circumstances in which the director would not otherwise be entitled to indemnification under the standards of this Agreement.

ARTICLE X
OFFICERS
            Section 10.01 General.
          The Board of Directors may, in its sole discretion, elect or appoint such officers and agents as may be deemed necessary or advisable from time to time. Two (2) or more offices may be held by the same person, unless otherwise prohibited by law or this Agreement.
            Section 10.02 Salaries of Elected Officers.
          The compensation of the officers of the Partnership shall be fixed by the Board of Directors or by persons designated by the Board of Directors.
            Section 10.03 Term.
          Each officer of the Partnership shall hold such office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Partnership shall hold such office until such officer’s successor is duly elected or appointed and qualified or until such officer’s earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Partnership. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy of the Chairman of the Board by death, resignation, removal or otherwise may be filled by the Board of Directors, and any vacancy occurring in any other office of the Partnership by death, resignation, removal or otherwise may be filled by the Board of Directors.
            Section 10.04 Chairman of the Board.
          The Chairman of the Board, if any, shall preside when present at all meetings of the Board of Directors. The Chairman of the Board shall preside when present at all meetings of the Partners unless the Chairman of the Board delegates such authority to another officer of the Partnership. The Chairman of the Board shall advise and counsel the officers of the Partnership and shall exercise such powers and perform such duties as shall be assigned to or required of the Chairman of the Board from time to time by the Board of Directors.
            Section 10.05 Secretary.
          The Secretary, or such other officer of the Partnership as the Secretary shall designate in his or her stead with respect to any particular meeting, shall attend all meetings of the Board of Directors and all meetings of the Partners and record all the proceedings of the meetings of the Partnership and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for standing or special committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the Partners and meetings of the Board of Directors, and shall perform such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, if there be one, under whose supervision the Secretary shall be. The Secretary shall have authority to sign certificates, if any, evidencing Partnership Units in such form as the Board of Directors may adopt from time to time.
            Section 10.06 Other Officers.
          Such other officers, as the Board of Directors may choose, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.
ARTICLE XI
BOOKS, RECORDS, ACCOUNTING AND REPORTS
            Section 11.01 Records and Accounting.
          The Partnership shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the Board of Directors to be appropriate with respect to the Partnership’s business. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the Board of Directors determines to be necessary or appropriate and in compliance with applicable laws, rules and regulations.
            Section 11.02 Reports.
          A. As soon as practicable, but in no event later than 90 days after the close of each Fiscal Year the Partnership shall mail to each Limited Partner as of the close of the Fiscal Year, an annual report containing financial statements of the Partnership for such Fiscal Year, presented in accordance with generally accepted accounting principles.
          B. As soon as practicable, but in no event later than 45 days after the close of each Fiscal Quarter (except the last Fiscal Quarter of each year), the Partnership shall mail to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law or regulation, or as the Board of Directors determines to be appropriate.

ARTICLE XII
TAX MATTERS
            Section 12.01 Preparation of Tax Returns.
          The Partnership shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for U.S. federal and state income tax purposes and shall furnish as soon as reasonably practicable following the close of each Fiscal Year, the tax information reasonably required by Limited Partners for U.S. federal and state income tax reporting purposes. The classification, realization, and recognition of income, gains, deductions, losses and other items shall, for U.S. federal income tax purposes, be as determined by the General Partner as appropriate and in accordance with applicable law, rules and regulations.
            Section 12.02 Tax Elections.
          Except as otherwise provided herein, the Board of Directors shall determine whether to make any available election pursuant to the Code. It is intended that the Partnership shall be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Regulations. The General Partner shall have the right to seek to revoke any tax election it makes (including, without limitation, the election under Section 754 of the Code).
            Section 12.03 Tax Matters Partner.
          A. The General Partner (or another Partner designated by the General Partner) shall be the “tax matters partner” of the Partnership for U.S. federal income tax purposes and is authorized to act as the “tax matters partner” of the Partnership or in any similar capacity under state, local or foreign law. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.
          B. The tax matters partner is authorized, but not required:
(1)	to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);
(2)	in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;

(3)	to intervene in any action brought by any other Partner for judicial review of a final adjustment;

(4)	to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(5)	to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

(6)	to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
          The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.07 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such, including if the General Partner designates another Partner to serve as tax matters partner.
          C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.
            Section 12.04 Organizational Expenses.
          The Partnership may elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180 month period or such other period as required by Section 709 of the Code.
ARTICLE XIII
TRANSFERS AND WITHDRAWALS
            Section 13.01 Transfer.
          A. No part of the interest of a Limited Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement or consented to by the General Partner.
          B. No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XIII and, if applicable, Article XIV. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XIII and, if applicable, Article XIV shall be null and void.
            Section 13.02 Voluntary Transfer of the General Partner Interest.
          The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, except (i) to an Affiliate or employee of the Manager or its General Partner, or (ii) with the approval of the Board of Directors, including a majority of the Independent Directors. The General Partner shall not allow any Transfer of the equity interests in the General Partner, except (i) to an Affiliate or employee of the Manager or its General Partner, or (ii) with the approval of Board of Directors, including a majority of the Independent Directors.

            Section 13.03 Mandatory Transfer of the General Partner Interest.
          Upon notice to the General Partner, the General Partner shall sell its General Partner Interest to a Person designated by the Board of Directors. The sale transaction shall close on the date specified in the notice given by the Board, which date shall be not less than 15 nor more than 30 days after the notice is given, and shall take place at the principal executive offices of the Partnership. The purchase price payable for each General Partner Unit shall equal the Market Price of a Common Unit as of the date the notice is given by the Board of Directors. At the closing, the General Partner shall Transfer its General Partner Units to the Person designated by the Board of Directors free and clear of any liens, claims or encumbrances and the purchaser shall deliver the purchase price to the General Partner payable by wire transfer in immediately available funds. Limited Partner consent shall not be required for such Transfer. Upon completion of such Transfer, the General Partner shall cease to be a general partner of the Partnership and the Person designated by the Board of Directors shall, subject to Section 15.01, become the General Partner of the Partnership.
            Section 13.04 Limited Partners’ Rights to Transfer.
          A. Subject to the provisions of Section 13.05 and, if applicable, subject to the provisions set forth in Article XIV, a Limited Partner may Transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner.
          B. If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
            Section 13.05 Substituted Limited Partners.
          By acceptance of the Transfer of any Limited Partner Interests in accordance with this Article XIII and, if applicable, Article XIV, or the issuance of any Limited Partner Interests in a merger or consolidation pursuant to Article XVIII, each transferee of a Limited Partner Interest (including any nominee holder or an agent or representative acquiring such Limited Partner Interests for the account of another Person) (i) shall be admitted to the Partnership as a Limited Partner with respect to the Limited Partner Interests so Transferred to such Person when any such Transfer or admission is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) shall become the Record Holder of the Limited Partner Interests so Transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents and waivers contained in this Agreement. The Transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement. A Person may not become a Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the Record Holder of such Limited Partner Interest.
            Section 13.06 Assignees.
          Pending the admission of a transferee of a Limited Partner as a Substituted Limited Partner, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income and Net Losses, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article XIII to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.
            Section 13.07 General Provisions.
          A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article XIII and, if applicable, Article XIV.
          B. Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer permitted pursuant to this Article XIII and, if applicable, Article XIV shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners.
          C. If any Partnership Interest is transferred or assigned in compliance with the provisions of this Article XIII and, if applicable, Article XIV, then, subject to the allocation rules set forth in Article VI above, Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Fiscal Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Fiscal Year using any method and convention permissible under Section 706 of the Code and the Regulations thereunder and selected by the General Partner, provided, however, that the General Partner may adopt such other methods and conventions relating to allocations as it determines are necessary or appropriate. Without limiting the foregoing, the Partners hereby agree that the General Partner may utilize the method described in Regulations Section 1.706-1(c)(2)(ii). All distributions of net income (determined in accordance with GAAP) attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner, and in the case of a transfer or assignment other than a redemption, all distributions of net income (determined in accordance with GAAP) thereafter attributable to such Partnership Unit shall be made to the transferee Partner.
ARTICLE XIV
RESTRICTION ON TRANSFER AND OWNERSHIP
            Section 14.01 Restriction on Transfer and Ownership.
          Notwithstanding any other provision of this Agreement, subject to Article XIII and Section 14.02, a Common Unitholder may Transfer all or any portion of its Common Units; provided, however, that any Transfer that (i) violates the Subscription Agreement for Accredited Investors or the Purchaser’s Letter For Rule 144A/Regulation S Investors, as applicable, entered into by such Common Unitholder or (ii) fails to obtain a Transferee Letter in the form attached as Annex 3 hereto will be null and void ab initio, regardless of any notice provided to the Partnership and will not create any obligation or liability of the Partnership to the purported transferee and any Person purportedly acquiring any Common Units or any economic interest therein purportedly transferred not in compliance with this Section 14.01 shall not be a Common Unitholder. A Common Unitholder who has Transferred its Common Units shall cease to be a Common Unitholder upon Transfer of all of such holder’s Common Units and thereafter shall have no powers, rights and privileges as a Common Unitholder hereunder except as otherwise expressly provided herein.
          In the case of an attempted Transfer of Common Units or any economic benefit therein that is not in compliance with this Section 14.01, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Partnership, the Board of Directors, the Manager and the other Common Unitholders from all cost, liability and damage that any of such indemnified persons may incur (including without limitation, incremental tax liability and attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and the enforcement of the indemnity.
          The restrictions of this Section 14.01 shall terminate upon an initial public offering of the Common Units.
            Section 14.02 ERISA Restrictions on Transfer and Ownership of Common Units.
          A. Ownership Limitations. No Benefit Plan Investor may acquire Common Units without the Partnership’s prior written consent (which consent may be withheld in the Partnership’s sole and absolute discretion). Prior to Common Units qualifying as a class of “publicly-offered securities” or the availability of another exception under the Plan Asset

Regulation, Transfers of Common Units to Benefit Plan Investors that would increase aggregate Benefit Plan Investor ownership of Common Units to a level that would meet or exceed the 25% Threshold will be void ab initio. In addition, so long as the 25% Threshold is applicable, in the event that the aggregate number of Common Units owned by Benefit Plan Investors, but for the operation of this sentence, would meet or exceed the 25% Threshold, (i) Common Units held by Benefit Plan Investors shall be deemed to be Common Units-in-Trust, pro rata, to the extent necessary to reduce aggregate Benefit Plan Investor ownership of Common Units below the 25% Threshold, and (ii) such number of Common Units (rounded up, in the case of each holder, to the nearest whole share) shall be transferred automatically and by operation of law to a trust as contemplated by Section 14.03 (an “Ownership Trust”) to be held in accordance with such provisions, and (iii) the Benefit Plan Investors previously owning such Common Units-in-Trust shall submit such number of Common Units for registration in the name of the Ownership Trust. Such transfer to an Ownership Trust and the designation of Common Units as Common Units-in-Trust shall be effective as of the close of business on the business day prior to the date of the event that otherwise would have caused aggregate Benefit Plan Investor ownership of Common Units to meet or exceed the 25% Threshold.
          B. Transfers to Non-Benefit Plan Investors. During the period prior to the discovery of the existence of the Ownership Trust, any Transfer of Common Units by a Benefit Plan Investor to a non-Benefit Plan Investor shall reduce the number of Common Units-in-Trust on a one-for-one basis, and to that extent such Common Units shall cease to be designated as Common Units-in-Trust and shall be returned, effective at exactly the time of the Transfer to the non-Benefit Plan Investor, automatically and without further action by the Ownership Trust or the Benefit Plan Investor, to all Benefit Plan Investors (or the Transferee, if applicable), pro rata, in accordance with the Benefit Plan Investors’ prior holdings. After the discovery of the existence of the Ownership Trust, but prior to the redemption of all discovered Common Units-in-Trust and/or the submission of all discovered Common Units-in-Trust for registration in the name of the Ownership Trust, any Transfer of Common Units by a Benefit Plan Investor to a non-Benefit Plan Investor shall reduce the number of Common Units-in-Trust on a one-for-one basis, and to that extent such units shall cease to be designated as Common Units-in-Trust and shall be returned, automatically and without further action by the Ownership Trust or the Benefit Plan Investor, to the transferring Benefit Plan Investor (or its transferee, if applicable).
          C. Termination. Notwithstanding any other provision herein, this Section 14.02 shall cease to apply and all Common Units-in-Trust shall cease to be designated as Common Units-in-Trust and shall be returned, automatically and by operation of law, to their purported owners, all of which shall occur at such time as Common Units qualify as a class of “publicly-offered securities” or another exception to the Plan Asset Regulation applies.
            Section 14.03 Transfer of Common Units-in-Trust.
          A. Transfer to Ownership Trustee. Common Units-in-Trust shall be deemed to have been transferred to a trustee in such trustee’s capacity as trustee (the “Ownership Trustee”) of an Ownership Trust for the exclusive benefit of one or more one or more nonprofit organizations which shall be designated by the Partnership by written notice to the Ownership Trustee (the “Charitable Beneficiaries”). Any such Charitable Beneficiaries shall be an organization (i) such that the Common Units-in-Trust held in the Ownership Trust would not violate the restrictions set forth in Section 14.02 in the hands of such Charitable Beneficiary and (ii) described in Sections 170(b)(l)(A), 170(c)(2) and 501(c)(3) of the Code. The Ownership Trustee shall be appointed by the Board and shall be a Person unaffiliated with the Partnership, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Board. The Purported Beneficial Transferee and the Purported Record Transferee shall not benefit economically from ownership of any interests held in trust by the Ownership Trustee, shall have no rights to Distributions and shall not possess any rights to vote or other rights attributable to the Common Units-in-Trust held in the Ownership Trust. Any Distribution paid prior to the discovery by the Partnership that Common Units-in-Trust have been transferred to the Ownership Trustee shall be paid by the recipient of such Distribution to the Ownership Trustee upon demand, and any Distribution authorized but unpaid shall be paid when due to the Ownership Trustee. Any Distributions so paid to the Ownership Trustee shall be held in trust for the Charitable Beneficiary. Subject to Delaware law, effective as of the date the Common Units-in-Trust have been transferred to the Ownership Trustee, the Ownership Trustee shall have the authority (at the Ownership Trustee ‘s sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Common Units-in-Trust prior to the discovery by the Partnership that the Common Units-in-Trust have been transferred to the Ownership Trustee, and (ii) to recast such vote in accordance with the desires of the Ownership Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Partnership has already taken irreversible action, then the Ownership Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XIV, until the Partnership has received notification that the Common Units have been transferred into an Ownership Trust, the Partnership shall be entitled to rely on its transfer and other holder records for purposes of preparing lists of holders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of holders of Common Units.
          B. Right of Sale by the Ownership Trustee. Within 20 days of receiving notice from the Partnership that Common Units-in-Trust have been transferred to the Ownership Trust, the Ownership Trustee of the Ownership Trust shall sell the Common Units-in-Trust held in the Ownership Trust to a person, designated by the Ownership Trustee, whose ownership of the Common Units-in-Trust will not violate the provisions of Section 14.02. Upon such sale, the interest of the Charitable Beneficiary in the Common Units-in-Trust sold shall terminate and the Ownership Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section 14.03.B. The Purported Record Transferee shall receive the lesser of (i) the price paid by the Purported Record Transferee for the Common Units-in-Trust in the transaction that resulted in such transfer to the Partnership (or, if the event which resulted in the transfer to the Partnership did not involve a purchase of such Common Units at Market Price, the Market Price of such Common Units-in-Trust on the day of the event which resulted in the transfer of such Common Units-in-Trust to the Ownership Trust) and (ii) the price per unit received by the Ownership Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Common Units-in-Trust held in the Ownership Trust. The Ownership Trustee may reduce the amount payable to the Purported Record Transferees by the amount of Distributions which have been paid to the Purported Record Transferee but should have been paid to the Ownership Trustee as provided in Section 14.03.A. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Partnership that such Common Units-in-Trust have been transferred to the Ownership Trustee, such Common Units-in-Trust are sold by a Purported Record Transferee then (x) such Common Units-in-Trust shall be deemed to have been sold on behalf of the Ownership Trust and (y) to the extent that the Purported Record Transferee received an amount for such Common Units-in-Trust that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section 14.03.B, such excess shall be paid to the Ownership Trustee upon demand.
          C. Offer of Sale to the Partnership. Common Units-in-Trust shall be deemed to have been offered for sale to the Partnership, or its designee, at a price per unit equal to the lesser of (i) the price per unit paid by the Purported Record Transferee for the Common Units-in-Trust in the transaction that resulted in such transfer to the Ownership Trust (or, if the event which resulted in the transfer to the Partnership did not involve a purchase of such Common Units-in-Trust at Market Price, the Market Price of such Common Units-in-Trust on the day of the event which resulted in the transfer of such Common Units-in-Trust to the Partnership) and (ii) the Market Price on the date the Partnership, or its designee, accepts such offer. The Partnership may reduce the amount payable to the Purported Record Transferee by the amount of Distributions which have been paid to the Purported Record Transferee but should have been paid to the Ownership Trustee as provided in Section 14.03.A. The Partnership may pay the amount of such reduction to the Ownership Trustee for the benefit of the Charitable Beneficiary. The Partnership shall have the right to accept such offer until the Ownership Trustee has sold the Common Units-in-Trust held in the Ownership Trust pursuant to Section 14.03.B. Upon such a sale to the Partnership, the interest of the Charitable Beneficiary in the Common Units-in-Trust sold shall terminate and the Ownership Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee.
          D. Other Remedies for Breach. If the Board of Directors or a committee thereof shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section 14.02, the Board of Directors or a committee may direct such action be taken as it deems or they deem advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Ownership Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted transfers or other events in violation of Section 14.02, shall automatically result in the transfer to an Ownership Trust as described in Section 14.03 irrespective of any action (or non-action) by the Board of Directors or a committee thereof.

ARTICLE XV
ADMISSION OF PARTNERS
            Section 15.01 Admission of Successor General Partner.
          A successor to all of the General Partner Interest pursuant to Section 13.02 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such Transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Fiscal Year, all items attributable to the General Partner Interest for such Fiscal Year shall be allocated between the transferring General Partner and such successor as provided in Section 13.07C hereof.
            Section 15.02 Admission of Additional Limited Partners.
          A. A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement and any transferee of a Limited Partner Interest pursuant to Article XIII and, if applicable, Article XIV, (i) shall be admitted to the Partnership as an Additional Limited Partner with respect to the Additional Limited Partner Interest so Transferred to such Person when any such Transfer or admission is reflected in the books and records of the Partnership, with or without execution of this Agreement, (ii) shall become bound by the terms of, and shall be deemed to have executed, this Agreement, (iii) shall become the record holder of the Additional Limited Partner Interests so Transferred, (iv) represents that the transferee has the capacity, power and authority to enter into this Agreement, (v) grants the powers of attorney set forth in this Agreement and (vi) makes the consents and waivers contained in this Agreement. The Transfer of any Additional Limited Partner Interest and the admission of any new Additional Limited Partner shall not constitute an amendment to this Agreement. A Person may become a record holder of an Additional Limited Partner Interest without the consent or approval of any of the Partners. A Person may not become an Additional Limited Partner without acquiring a Limited Partner Interest and until such Person is reflected in the books and records of the Partnership as the record holder of such Additional Limited Partner Interest.
          B. Any Transfer of a Limited Partner Interest shall not entitle the transferee to share in the profits and losses, to receive distributions, to receive allocations of income, gain, loss, deduction or credit or any similar item or to any other rights to which the transferor was entitled until the transferee becomes a Limited Partner pursuant to Section 15.02A.
          C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then, subject to the allocation rules set forth in Article VI above, Net Income, Net Losses, each item thereof and all other items allocable among

Partners and Assignees for such Fiscal Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year, using any method and convention permissible under Section 706 of the Code and the Regulations promulgated thereunder and selected by the General Partner; provided, however, that the General Partner may adopt such other conventions relating to allocations as it determines are necessary or appropriate. Without limiting the foregoing, the Partners hereby agree that the General Partner may utilize the method described in Regulations Section 1.706-1(c)(2)(ii). All distributions of net income (determined in accordance with GAAP) with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions of net income (determined in accordance with GAAP) thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.
            Section 15.03 Amendment of Agreement and Certificate of Limited Partnership.
          For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act and hereunder to amend the records of the Partnership and, if necessary, to prepare as soon as practicable an amendment to this Agreement, and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership and may for this purpose, among others, exercise the power of attorney granted pursuant to Section 2.04 hereof.
ARTICLE XVI
DISSOLUTION, LIQUIDATION AND TERMINATION
            Section 16.01 Dissolution.
          The Partnership shall not be dissolved by the admission of Additional Limited Partners, the admission of Substituted Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (“Liquidating Events”):
(1)	an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

(2)	an election to dissolve the Partnership made by the General Partner, upon approval by the Board of Directors;

(3)	entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(4)	the sale of all or substantially all of the assets and properties of the Partnership; or

(5)	a final and non appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.
            Section 16.02 Winding Up.
          A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs. The General Partner, or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:
(1)	First, to the payment and discharge of all of the Partnership’s debts and liabilities to creditors other than the Partners;

(2)	Second, to the payment and discharge of all of the Partnership’s debts and liabilities to the General Partner;

(3)	Third, to the payment and discharge of all the Partnership’s debts and liabilities to the Special Unit Holder

(4)	Fourth, to the payment and discharge of all of the Partnership’s debts and liabilities to the other Partners; and

(5)	The balance, if any, to the General Partner and Limited Partners in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.
The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XVI.
          B. Notwithstanding the provisions of Section 16.02A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 16.02.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
          C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article XVI may be:
(1)	distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

(2)	withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 16.02A as soon as practicable.
            Section 16.03 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.
          In the event the Partnership is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XVI to the Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all Allocation Years, including the Allocation Year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other person for any purpose whatsoever.
            Section 16.04 Deemed Distribution and Recontribution.
          Notwithstanding any other provision of this Article XVI, in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Liquidating Event has occurred, the Property shall not be liquidated, the Partnership’s debts and other Liabilities shall not be paid or discharged, and the Partnership’s affairs shall not be wound up. Instead, solely for U.S. federal income tax purposes, the Partnership shall be deemed to have contributed all its Property and liabilities to a new limited partnership in exchange for an interest in such new partnership and, immediately thereafter, the Partnership will be deemed to liquidate by distributing interests in the new partnership to the Partners.
            Section 16.05 Rights of Limited Partners.
          Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

            Section 16.06 Notice of Dissolution.
          In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 16.01, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.
            Section 16.07 Termination of Partnership and Cancellation of Certificate of Limited Partnership.
          Upon the completion of the liquidation of the Partnership’s assets, as provided in Section 16.02 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.
            Section 16.08 Reasonable Time for Winding Up.
          A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 16.02 hereof, in order to minimize any losses otherwise attendant upon such winding up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.
            Section 16.09 Waiver of Partition.
          Each Partner hereby waives any right to partition of the Partnership property.
ARTICLE XVII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS
          Section 17.01 Amendments.
          A. Amendments to this Agreement may only be proposed by the Board of Directors. Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written consent of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. Except as provided in Sections 4.01, 5.04D, 6.08, 8.05B and 17.01B, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the Board of Directors and it receives the approval of Partners holding a majority of the outstanding Common Units.

          B. Notwithstanding Section 17.01A, the Board of Directors shall have the power without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:
(1)	in connection with the initial public offering of Common Units (including, but not limited to, the operation of the Partnership following the consummation of such initial public offering), to make any changes with respect to any matters (including, but not limited to, accounting and tax related matters) arising under this Agreement as may be required to satisfy or comply with any requirements, conditions, or guidelines contained in or relating to any order, directive, opinion, rule or regulation of a federal or state agency or contained in federal or state law;

(2)	to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(3)	to set forth and reflect in the Agreement the designations, rights, powers, duties, and preferences of the holders of any Additional Partnership Interests issued pursuant to Section 4.01 hereof;

(4)	to reflect a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

(5)	the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

(6)	to reflect a change that the Board of Director determines to be necessary or appropriate to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state;

(7)	to reflect changes that the Board of Director determines do not adversely affect the Limited Partners in any material respect;

(8)	to reflect a change that the Board of Directors determines to be required to effect the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement, to cure any ambiguity or correct any provision in this Agreement not inconsistent with law, or to supplement any provisions or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;
(9)	to reflect changes that the Board of Directors determines to be necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law (including the Act);

(10)	to reflect changes that the Board of Directors determines to be necessary or appropriate to facilitate the trading of the Common Units or comply with any Applicable Listing Rules;

(11)	to reflect a change in the Fiscal Year or taxable year of the Partnership and any other changes that the Board of Directors determines to be necessary or appropriate as a result of a change in the Fiscal Year or taxable year of the Partnership including, if the Board of Directors shall so determine, a change in the definition of “Fiscal Quarter” and the dates on which distributions are to be made by the Partnership;

(12)	to reflect an amendment that is necessary, in the written opinion of counsel, to prevent the Partnership or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor, or from being treated as an association or a publicly trade partnership taxable as a corporation for U.S. federal income tax purposes;

(13)	to reflect an amendment that the Board of Directors determines to be necessary or appropriate in connection with the authorization of issuance of any class or series of Partnership Interests or rights to acquire Partnership Interests pursuant to Section 4.01;

(14)	to reflect any amendment expressly permitted in this Agreement to be made by the Board of Directors acting alone; and

(15)	to reflect an amendment that the Board of Directors determines to be necessary or appropriate to reflect and account for the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 3.01.
          The General Partner shall provide notice to the Limited Partners when any action under this Section 17.01B is taken. For this purpose, notice shall be deemed given if the amendment is set forth in a Securities and Exchange Commission filing made by the Partnership.
          C. Notwithstanding Sections 17.01A and 17.01B(2) through (15) hereof, this Agreement shall not be amended without the consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner’s interest in the Partnership into a General Partner Interest; (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner; (iii) cause the Partnership to be taxed as a corporation for U.S. federal income tax purposes; or (iv) amend this Section 17.01C.
          D. If any amendment would involve a material conflict of interest between the Manager or its Affiliates and holders of the Limited Partner Interests, such amendment must receive approval from a majority of the Independent Directors as well as from a majority of the Board of Directors.
            Section 17.02 Annual Meetings of Partners.
          The annual meeting of the Partners of the Partnership shall be held at such date, at such time and at such place within or outside the State of Delaware as may be fixed by resolution of the Board of Directors and stated in the notice of the meeting.
            Section 17.03 Special Meetings of Partners.
          Special meetings of the Partners of the Partnership shall be held on such date, at such time and at such place (if any) within or outside the State of Delaware as shall be designated from time to time by the General Partner or the Board of Directors and stated in the notice of the meeting. Special meetings of the Partners may be called at any time by (a) the General Partner, (b) the Chairman of the Board, (c) the Chief Executive Officer of the Partnership, (d) resolution adopted by the Board of Directors or (e) holders of at least thirty-five percent (35%) of the outstanding Common Units.

            Section 17.04 Place of Meeting.
          The General Partner or the Board of Directors may designate the place (if any) of meeting for any meeting of the Partners. If no designation is made by the General Partner or the Board of Directors, the place of meeting shall be the principal office of the Partnership. In lieu of holding any meeting of Partners at a designated place, the General Partner or the Board of Directors, each in its sole discretion, may determine that any meeting of Partners may be held solely by means of remote communication.
            Section 17.05 Notice of Meeting.
          A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which Partners and proxy holders may be deemed to be present in person and vote at such meeting, shall be prepared and delivered in the manner set forth in this Section 17.05 by the Partnership not less than ten (10) days and not more than sixty (60) days before the date of the meeting to each Partner of record. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of Partners as shall have been brought before the meeting pursuant to the Partnership’s notice of meeting (or any supplement thereto). Any previously scheduled meeting of the Partners may be postponed, and (unless this Agreement otherwise provides) any special meeting of the Partners may be canceled, by the General Partner or by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Partners.
          Notice to Partners shall be given personally, by mail or, to the extent and in the manner permitted by applicable law, electronically to each Partner of record. If mailed, such notice shall be delivered by postage prepaid envelope directed to each holder at such Partner’s address as it appears in the records of the Partnership and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the Partner has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Partner has consented to receive notice; (3) if by posting on an electronic network at which the Partner has consented to receive notice together with separate notice to the Partner of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission to which the Partner has consented to receive notice, when directed to the Partner. An affidavit of the Secretary or an assistant Secretary or of the Transfer Agent or other agent of the Partnership that the notice has been given by personal delivery, mail or a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
          In order that the Partnership may determine the Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the General Partner or the Board of Directors, and which record date shall not be more than sixty (60) or fewer than ten (10) days before the date of such meeting. If no record date is fixed by the General Partner or the Board of Directors, the record date for determining Partners entitled to notice of or to vote at any meeting of Partners or any adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
            Section 17.06 Quorum and Adjournment.
          Except as otherwise provided by law or by the Certificate or this Agreement, the Partners present in person or by proxy holding Partnership Interests representing a majority of the voting rights of the outstanding Partnership Interests entitled to vote at the meeting, shall constitute a quorum at a meeting of Partners. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. The Chairman of the Board or the holders of Partnership Interests representing a majority of the voting rights of the Partnership Interests entitled to vote so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Partners present at a duly organized meeting at which a quorum is present in person or by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Partners to leave less than a quorum.
          When a meeting is adjourned to another time and place, if any, unless otherwise provided by this Agreement, notice need not be given of the reconvened meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which Partners and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken. At the reconvened meeting, the Partners may transact any business that might have been transacted at the original meeting. A determination of Partners of record entitled to notice of or to vote at a meeting of Partners shall apply to any adjournment of such meeting; provided, however, that the General Partner or the Board of Directors may fix a new record date for the reconvened meeting. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Partner entitled to vote at the meeting.
            Section 17.07 Proxies.
          At all meetings of Partners, a Partner may vote by proxy as may be permitted by law; provided that no proxy shall be voted after three (3) years from its date. Any proxy to be used at a meeting of Partners must be filed with the Secretary of the Partnership or his or her representative at or before the time of the meeting.

            Section 17.08 Notice of Partner Business and Nominations.
          A. Annual Meetings of Partners.
(1)	Except in the case of the Initial Board, nominations of individuals for election to the Board of Directors of the Partnership, and the proposal of business to be considered by the Partners, may be made at an annual meeting of Partners (A) pursuant to the Partnership’s notice of meeting delivered pursuant to Section 17.05 hereof, (B) by or at the direction of the Board of Directors or (C) by any Partner of the Partnership who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this Section 17.08A.

In addition to any other applicable requirements, for a nomination for election of a director to be made by a Partner or for business to be properly brought before an annual meeting by a Partner, such Partner must (A) be a Partner of record on both (1) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 17.08A and (2) the record date for the determination of Partners entitled to vote at such annual meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 17.08A to the Secretary.

(2)	For nominations or other business to be properly brought before an annual meeting by a Partner pursuant to clause (C) of paragraph (a)(i) of this Section 17.08, the Partner must have given timely notice thereof in writing to the Secretary of the Partnership and, in the case of business other than nominations, such other business must otherwise be a proper matter for Partner action. To be timely, a Partner’s notice shall be delivered to the Secretary at the principal executive offices of the Partnership not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the annual meeting is called for a date that is not within twenty-five (25) days before or after such anniversary date, notice by the Partner in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made, whichever first occurs. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a Partner’s notice as described in this Section 17.08A.

Subject to Section 17.08A(1), such Partner’s notice shall set forth: (A) as to each individual whom the Partner proposes to nominate for election or reelection as a director, (1) the name, age, business address and residence address of the individual, (2) the principal occupation or employment of the individual, and (3) any other information relating to the individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the Rules and Regulations promulgated thereunder, as well as such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the Partner proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting; and (C) as to the Partner giving the notice and the Beneficial Owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Partner as they appear on the Partnership’s books and of such Beneficial Owner, (2) the class or series and number of Partnership Interests of the Partnership which are owned beneficially and of record by such Partner and such Beneficial Owner (3) a description of all arrangements or understandings between such Partner and any other Person or Persons (including their names) in connection with the proposal of such business by such Partner and any material interest of such Partner in such business, (4) a representation that such Partner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (5) any other information relating to such Partner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the Rules and Regulations promulgated thereunder.

(3)	Notwithstanding anything in the second sentence of clause (2) of this Section 17.08.A to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Partnership is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Partnership at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Partner’s notice required by this Section 17.08 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, to the extent the term of any such new position terminates on the date of such meeting, if it shall be delivered to the Secretary at the principal executive offices of the Partnership not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Partnership.
          B. Special Meeting of Partners. Only such business shall be conducted at a special meeting of Partners as shall have been brought before the meeting pursuant to the Partnership’s notice of meeting pursuant to Section 17.05 or by a notice of meeting prepared by the requisite percentage of Limited Partners pursuant to Section 17.03. Nominations of individuals for election to the Board of Directors may be made at a special meeting of Partners at which directors are to be elected pursuant to the Partnership’s notice of meeting only by or at the direction of the Board of Directors.
          C. General.
          Except as otherwise provided by applicable law or this Section 17.08, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 17.08 and, if any proposed nomination or business is not in compliance with this Section 17.08, to declare that such defective proposal or nomination shall be disregarded.
          For purposes of this Section 17.08, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Partnership with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
          Notwithstanding the foregoing provisions of this Section 17.08, at any time after the initial public offering of Common Units, a Partner shall also comply with all applicable requirements of the Exchange Act and the Rules and Regulations thereunder with respect to the matters set forth in this Section 17.08. Nothing in this Section 17.08 shall be deemed to affect any rights of Partners to request inclusion of proposals in the Partnership’s proxy statement pursuant to Rule 14a 8 under the Exchange Act.
            Section 17.09 Voting.
          Except as otherwise provided by law or this Agreement, all matters submitted to the Partners (other than the election of Directors) at any meeting shall be decided by the affirmative vote of holders representing a majority of Common Units, present in person or represented by proxy and entitled to vote at the meeting of Partners.

          The vote on any matter at a meeting shall be by written ballot. Each ballot shall be signed by the Partner voting, or by such Partner’s proxy, and shall state the number of Common Units voted.
            Section 17.10 Inspectors of Elections; Opening and Closing the Polls.
          The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors shall not be directors, officers or employees of the Partnership, to act at the meeting and make a written report thereof; provided, that, any officer of the Partnership may be an inspector on any question other than a vote for or against such officer’s election to any position with the Partnership or on any other question in which such officer may be directly interested. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Partners, the Chairman of the Board shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware as if the Partnership were a Delaware corporation.
            Section 17.11 Waiver of Notice.
          Whenever any notice is required to be given to any Partner by the terms of this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Partners need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting.
            Section 17.12 Remote Communication.
          For the purposes of this Agreement, if authorized by the Board of Directors and subject to such guidelines and procedures as the Board of Directors may adopt, Partners and proxyholders may, by means of remote communication:
(1)	participate in a meeting of Partners; and

(2)	be deemed present in person and vote at a meeting of Partners, whether such meeting is to be held at a designated place or solely by means of remote communication, provided, however, that (i) the Partnership shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Partner or proxyholder, (ii) the Partnership shall implement reasonable measures to provide such Partners and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Partners, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any Partner or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Partnership.
            Section 17.13 Partner Action Without a Meeting.
          Prior to an initial public offering of Common Units, any action required or permitted by the Act to be taken at a Partners’ meeting may be taken without a meeting and without prior notice if such action is approved by the affirmative vote of at least a majority of the directors then in office and the action is taken by the written consent of the Partners who would be entitled to vote at a meeting of holders of outstanding Partnership Interests, and who have voting power to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all Partners entitled to vote thereon were present and voted. After an initial public offering of Common Units, no action required or permitted at any annual or special meeting of the Partners may be taken without a meeting or without prior notice.
            Section 17.14 Partner Compensation.
          No Partner shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Partnership, or otherwise, in its capacity as a Partner, except as otherwise provided in this Agreement.
            Section 17.15 Partner Liability.
          No Partner shall be liable under a judgment, decree or order of a court, or in any other manner, for the debts or any other obligations or liabilities of the Partnership. A Partner shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Partnership or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Partnership, provided, however, that a Partner may be required to repay any dividend or other distribution made to it in contravention of the provisions of this Agreement or Sections 17 608 of the Act. The General Partner shall not have any personal liability for the repayment of any Capital Contributions of any Partner.

            Section 17.16 Inspection of Lists of Partners.
          The Partnership shall make, at least ten (10) days before every meeting of Partners, a complete list of the Partners entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Partner and the class or series and number of Partnership Interests registered in the name of each Partner. Such list shall be open to the examination of any Partner, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Partnership. In the event that the Partnership determines to make the list available on an electronic network, the Partnership may take reasonable steps to ensure that such information is available only to Partners. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Partner who is present.
            Section 17.17 Organization.
          At each meeting of the Partners, the Chairman of the Board, if there be one, or the Chief Executive Officer of the Partnership, or if those officers shall be absent therefrom, another officer of the Partnership chosen as chairman by the Board of Directors, or if all the officers of the Partnership shall be absent therefrom, a Partner of record holding Partnership Interests so chosen, shall act as chairman of the meeting and preside thereat. The Secretary or, if the Secretary shall be absent from such meeting or shall be required pursuant to the provisions of this Section 17.17 to act as chairman of such meeting, the person whom the chairman of such meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.
            Section 17.18 Conduct of Meetings.
          The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the Partners as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the Partners shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, (a) the establishment of an agenda or order of business for the meeting, (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting, (c) rules and procedures for maintaining order at the meeting and the safety of those present, (d) limitations on attendance at or participation in the meeting to Partners of record, their duly authorized and constituted proxies or such other Persons as the chairman of the meeting shall determine, (e) restrictions on entry to the meeting after the time fixed for the commencement thereof and (f) limitations on the time allotted to questions or comments by participants.

ARTICLE XVIII
MERGER, CONSOLIDATION OR CONVERSION
            Section 18.01 Authority.
          The Partnership may merge or consolidate with or into one or more corporations, limited liability companies, statutory trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a partnership (whether general or limited (including a limited liability partnership)) or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article XVIII.
            Section 18.02 Procedure for Merger, Consolidation or Conversion.
          A. Merger, consolidation or conversion of the Partnership pursuant to this Article XVIII requires the prior consent of the Board of Directors, provided, however, that, to the maximum extent permitted by law, the Board of Directors shall have no duty or obligation to consent to any merger, consolidation or conversion of the Partnership and may decline to do so free of any fiduciary duty or obligation whatsoever to the Partnership, any Limited Partner and, in declining to consent to a merger, consolidation or conversion, shall not be required to act in good faith or pursuant to any other standard imposed by this Agreement, any other agreement contemplated hereby or under the Act or any other law, rule or regulation or at equity.
          B. If the Board of Directors shall determine to consent to the merger or consolidation, the Board of Directors shall approve the Merger Agreement, which shall set forth:
               (i) the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;
               (ii) the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);
               (iii) the terms and conditions of the proposed merger or consolidation;
               (iv) the manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any Partnership Interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or interests, rights, securities or obligations of any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust, limited liability company, unincorporated business or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;
               (v) a statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership, operating agreement or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;
               (vi) the effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 18.04 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of such certificate of merger, the effective time shall be fixed at a date or time certain at or prior to the time of the filing of such certificate of merger and stated therein); and
               (vii) such other provisions with respect to the proposed merger or consolidation that the Board of Directors determines to be necessary or appropriate.
          C. If the Board of Directors shall determine to consent to the conversion, the Board of Directors may approve and adopt a Plan of Conversion containing such terms and conditions that the Board of Directors determines to be necessary or appropriate.
            Section 18.03 Approval by Limited Partners.
          A. Except as provided in Section 18.03D, the Board of Directors, upon its approval of the Merger Agreement or Plan of Conversion, as the case may be, shall direct that the Merger Agreement or the Plan of Conversion, as applicable, be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article XVII. A copy or a summary of the Merger Agreement or the Plan of Conversion, as applicable, shall be included in or enclosed with the notice of a special meeting or the written consent.
          B. Except as provided in Section 18.03D, the Merger Agreement or the Plan of Conversion, as applicable, shall be approved upon receiving the affirmative vote or consent of the holders of at least a majority of the outstanding Common Units; provided, however, (1) any merger or conversion that results in the Limited Partners holding an interest that (i) is a General Partner Interest, (ii) results in the loss of limited liability, or (iii) is in an entity treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, shall require the consent of each Limited Partner adversely affected; and (2) any provision of the Merger Agreement or Plan of Conversion, as the case may be, which would require for its approval under the provisions of this Agreement or the Act the vote or consent of a greater percentage of the outstanding Common Units or of any class of Limited Partners if such provision were contained in an amendment to this Agreement, will require such greater percentage vote or consent for approval of the Merger Agreement.
          C. Except as provided in Section 18.03D, after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger or a certificate of conversion pursuant to Section 18.04, the merger, consolidation or conversion may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement or the Plan of Conversion, as the case may be.
          D. Notwithstanding anything else contained in this Article XVIII or in this Agreement, the Board of Directors is permitted without Limited Partner approval, to convert the Partnership or any Subsidiary into a new limited liability entity, to merge the Partnership or any Subsidiary into, or convey all of the Partnership’s assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such conversion, merger or conveyance other than those it receives from the Partnership or other Subsidiary if (i) the Board of Directors has received an opinion of counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as a publicly traded partnership or an association taxable as a corporation for U.S. federal income tax purposes or otherwise result in adverse consequences for the Limited Partners, (ii) the sole purpose of such conversion, merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the General Partner, the Limited Partners and the Board of Directors with the same rights and obligations as are herein contained.
          E. Additionally, notwithstanding anything else contained in this Article XVIII or in this Agreement, the Board of Directors is permitted, without Limited Partner approval, to merge or consolidate the Partnership with or into another entity if (i) the Board of Directors has received an opinion of counsel that the merger or consolidation, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership to be treated as a publicly traded partnership or an association taxable as a corporation for U.S. federal income tax purposes or otherwise result in adverse consequences for the Limited Partners, (ii) the merger or consolidation would not result in an amendment to the Partnership Agreement, other than any amendments that could be adopted pursuant to Section 17.01B, (iii) the Partnership is the Surviving Business Entity in such merger or consolidation, (iv) each Common Unit outstanding immediately prior to the effective date of the merger or consolidation is to be an identical Common Unit of the Partnership after the effective date of the merger or consolidation, and (v) the number of Partnership Unit to be issued by the Partnership in such merger or consolidation do not exceed 20% of the Partnership Units outstanding immediately prior to the effective date of such merger or consolidation.

            Section 18.04 Certificate of Merger.
          A. Upon the required approval, if any, by the Board of Directors and the Limited Partners of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Act.
          B. At the effective time of the certificate of merger:
               (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;
               (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;
               (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and
               (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.
          C. At the effective time of the certificate of conversion:
               (i) the Partnership shall continue to exist, without interruption, but in the organizational form of the converted entity rather than in its prior organizational form
               (ii) all rights, title, and interests to all real estate and other property owned by the Partnership shall continue to be owned by the converted entity in its new organizational form without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other encumbrances thereon;
               (iii) all liabilities and obligations of the Partnership shall continue to be liabilities and obligations of the converted entity in its new organizational form without impairment or diminution by reason of the conversion;

               (iv) all rights of creditors or other parties with respect to or against the prior interest holders or other owners of the Partnership in their capacities as such in existence as of the effective time of the conversion will continue in existence as to those liabilities and obligations and may be pursued by such creditors and obligees as if the conversion did not occur;
               (v) a proceeding pending by or against the Partnership or by or against any of Partners in their capacities as such may be continued by or against the converted entity in its new organizational form and by or against the prior partners without any need for substitution of parties; and
               (vi) the Partnership Units that are to be converted into partnership interests, shares, evidences of ownership, or other securities in the converted entity as provided in the Plan of Conversion or certificate of conversion shall be so converted, and Partners shall be entitled only to the rights provided in the Plan of Conversion or certificate of conversion.
          D. A merger, consolidation or conversion effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.
            Section 18.05 Amendment of Partnership Agreement. Pursuant to Section 17-211(g) of the Act, an agreement of merger or consolidation approved in accordance with Section 17-211(b) of the Act may (a) effect any amendment to this Agreement or (b) effect the adoption of a new partnership agreement for a limited partnership if it is the Surviving Business Entity. Any such amendment or adoption made pursuant to this Section 18.05 shall be effective at the effective time or date of the merger or consolidation.
ARTICLE XIX
GENERAL PROVISIONS
            Section 19.01 Addresses and Notice.
          Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner at the address described below. Any notice, payment or report to be given or made to a Partner hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the record holder of such Partnership Units at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Units by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 19.01 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a record holder at the address of such record holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such record holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to Section 2.03. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner or other Person if believed by it to be genuine.
            Section 19.02 Titles and Captions.
          All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.
            Section 19.03 Pronouns and Plurals.
          Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
            Section 19.04 Further Action.
          The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
            Section 19.05 Binding Effect.
          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

            Section 19.06 Creditors.
          Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.
            Section 19.07 Waiver.
          No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
            Section 19.08 Counterparts.
          This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.
            Section 19.09 Applicable Law.
          This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.
            Section 19.10 Invalidity of Provisions.
          If any provision of this Agreement shall to any extent be held void or unenforceable (as to duration, scope, activity, subject or otherwise) by a court of competent jurisdiction, such provision shall be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable. In such event, the remainder of this Agreement (or the application of such provision to persons or circumstances other than those in respect of which it is deemed to be void or unenforceable) shall not be affected thereby. Each other provision of this Agreement, unless specifically conditioned upon the voided aspect of such provision, shall remain valid and enforceable to the fullest extent permitted by law; any other provisions of this Agreement that are specifically conditioned on the voided aspect of such invalid provision shall also be deemed to be modified so as to constitute a provision conforming as nearly as possible to the original provision while still remaining valid and enforceable to the fullest extent permitted by law.

            Section 19.11 Entire Agreement.
          This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof, and any other prior written or oral understandings or agreements among them with respect thereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Agreement of Limited Partnership as of the date first written above.
GENERAL PARTNER:

HFP GP, LLC

By:	Highland Capital Management, L.P.,
as sole Member
Strand Advisors, Inc.,
as General Partner

Name: J. Kevin Ciavarra
Title: Assistant Secretary
     LIMITED PARTNERS:
     All Limited Partners now and hereafter admitted as Limited Partners of the Partnership, pursuant to the powers of attorney now and hereafter executed in favor of, and granted and delivered to the General Partner or without execution hereof pursuant to Section 15.02 of this Agreement.

By:	HFP GP, LLC
General Partner, as attorney-in-fact for the Limited Partners pursuant to the Powers of Attorney granted pursuant to Section [2.6] of this Agreement.

Highland Capital Management, L.P.,
as sole Member
Strand Advisors, Inc.,
as General Partner

Name: J. Kevin Ciavarra
Title: Assistant Secretary

1

ANNEX 1
CALCULATION OF INCENTIVE ALLOCATION
1. The Special Unit Holder will be entitled to receive a quarterly incentive allocation from the Partnership in respect of the Special Units from the Partnership pursuant to this Agreement in an amount equal to (A) 25% of the dollar amount by which the Partnership’s net income (determined by calculating the net income available to Common Unitholders before non-cash equity compensation, in accordance with GAAP), before incentive allocation, per weighted average Common Unit for such quarter, exceeds an amount equal to the weighted average of (a) the price per Common Unit, at the time of issuance, for all issuances of Common Units, after deducting any underwriting discounts and commissions and other costs and expenses relating to such issuances, multiplied by (b) the greater of (i) 2.00% or (ii) 0.50% plus one fourth of the Ten Year Treasury Rate for such quarter, multiplied by (B) the weighted average number of Common Units outstanding during such quarter.
2. The foregoing calculation of the incentive allocation will be adjusted to exclude incentive compensation expenses, amortization expenses on premiums and unrealized gains or losses, after discussion between the Manager and the Independent Directors and approval by a majority of the Independent Directors. The incentive compensation calculation and allocation will be made quarterly in arrears.
3. The foregoing calculation of the incentive allocation shall be calculated by the Board of Directors within 30 days after the end of each Fiscal Quarter. The Partnership shall pay to the Special Unit Holder the incentive allocation with respect to each Fiscal Quarter within five Business Days following the date of such calculation.
4. For purposes of this Annex 1:
     “Ten Year Treasury Rate” means the average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of ten (10) years) as published weekly by the Federal Reserve Board in publication H.15, or any successor publication, during a fiscal quarter, or if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Partnership. If the Partnership determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight and no more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Partnership.

2

ANNEX 2
CALCULATION OF BUY OUT OF SPECIAL UNITS
1. If the Management Agreement is terminated under circumstances under which the Partnership is obligated to pay a termination fee to the Manager under the Management Agreement, the Partnership shall repurchase, concurrently with such termination, all of the Special Units outstanding at the date of such termination for an amount equal to (A) four times (B) the amount of the incentive allocation allocated to the Special Unit Holder or one of its Affiliates in respect of the Special Units during the twenty-four month period preceding such termination divided by two, in each case calculated as of the end of the most recently completed Fiscal Quarter prior to the date of termination.
2. If the Management Agreement is terminated under circumstances under which the Partnership is not obligated to pay a termination fee to the Manager under the Management Agreement, then the Company shall have an option to repurchase for $10.00 all of the Special Units outstanding on the date of such termination.

3

ANNEX 3
FORM OF TRANSFEREE LETTER
Highland Financial Partners, L.P.
13455 Noel Road
Suite 800
Dallas, TX 75240
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Credit Suisse Securities (USA) LLC
Citigroup Global Markets Inc.
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Seller’s Name:

Seller’s Address:

Dear Sirs/Mmes.:
     In connection with the proposed purchase of common units (the “Common Units”) of Highland Financial Partners, L.P. (the “Company”) from (“Seller”), the undersigned hereby certifies that:
1.	The undersigned (check applicable box):

[ ]	is purchasing Common Units only on its own behalf and not for the account of any other person or entity.

[ ]	is acting and purchasing (or proposes to purchase) Common Units on behalf of the persons, entities or accounts (each, an “Account” and collectively, “Accounts”) set forth following the signature page hereto (provide the requested information on Schedule A following the signature page hereto).

2.	The undersigned and each Account is (check applicable box):

[ ]	(a) a “qualified institutional buyer” under Rule 144A (a “QIB”) who is purchasing for its own account to whom notice has been given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A;

[ ]	(b) a non-U.S. person[1] within the meaning of Regulation S under the Securities Act of 1933 (the “Securities Act”); or

[ ]	(c) an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) (and “Accredited Investor”) that is acquiring the Common Units for his, her or its own account for investment purposes and

[1]	In order to qualify as a non-U.S. person under Regulation S, the proposed transferee must (a) have his, her or its principal address outside the United States, (b) be located outside the United States at the time any offer to buy the Shares was made to the proposed transferee and at the time that the buy order was originated by the proposed transferee, and (c) not be a “U.S. person” (as defined in Rule 902(k) under the Securities Act).

4

not with a view to, or for offer or sale in connection with, any distribution thereof, and the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investing in the Company.

3.	The undersigned is not and will not be and no Account is or will be:

(a)	an employee benefit plan (as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974 (“ERISA”)), subject to Title I of ERISA and whether or not the undersigned is a U.S. person,

(b)	a plan described in Section 4975 of the Internal Revenue Code of 1986 (the “Code”), subject to the Code,

(c)	an entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (including but not limited to an insurance company general account), or

(d)	an entity that otherwise constitutes a “benefit plan investor” within the meaning of Section 3(42) of ERISA and DOL Regulation Section 2510.3-101 (29 C.F.R. Sections 2510.3-101) (categories (a) through (d) collectively, a “Benefit Plan Investor”).
     4. The undersigned on the undersigned’s own behalf and on behalf of each Account, if any represents, warrants and agrees that it will not transfer or assign its interest in the Common Units to any transferee (including any change in the source of funds that is a result of a transfer to an affiliate or a different account) unless such transferee represents, warrants and agrees that (i) the transferee is not (and will not be), and is not (and will not be) acting on behalf of, a benefit plan investor (as defined above in paragraph 3) or a person who has discretionary authority or control with respect to the assets of the Company or a person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of such person and (ii) such transferee will obtain from its subsequent transferee the representation and agreement set forth in this sentence (including without limitation clauses (i) and (ii).
     5. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, understands that the Common Units have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, agrees that, if in the future the undersigned or any Account decides to offer, resell, pledge or otherwise transfer such Common Units, prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company (or any predecessor thereto) was the owner of such Common Units (the “Resale Restriction Termination Date”), such Common Units may be offered, resold, pledged or otherwise transferred only (a) to the Company or a subsidiary thereof, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as the Common Units are eligible for resale pursuant to Rule 144A under the Securities Act, in a transaction complying with the requirements of Rule 144A to a person who the undersigned or such Account reasonably believes is a QIB that purchases for its own account or for the account of a QIB and to whom notice is given that the offer, resale, pledge or transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an Accredited Investor that is acquiring the Common Units for his, her or its own account or for the account of such an Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of the undersigned’s property or the property of any such Account be at all times within the undersigned’s or such Account’s control and subject to compliance with any applicable securities laws of any jurisdiction. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Common Units is proposed to be made pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or pursuant to clause (c), (e) or (f) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company and to the transfer agent of the Common Units, a completed and duly executed letter from the transferee substantially in the form of this letter. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, understands that the transfer agent for the Common Units will not be required to accept for registration of transfer any Common Units acquired by the undersigned or any Account, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing

5

restrictions on transfer have been complied with. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, acknowledges that the Company and the initial purchasers reserve the right prior to any offer, sale or other transfer of the Common Units (1) pursuant to clause (d) above prior to the end of the one-year restricted period within the meaning of Regulation S under the Securities Act or (2) pursuant to clauses (c), (e) or (f) above prior to the Resale Restriction Termination Date, to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the initial purchasers. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, agrees not to engage in hedging transactions with regard to the Common Units unless in compliance with the Securities Act. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, further understands that any certificates representing Common Units acquired by the undersigned or any Account will bear a legend reflecting the substance of this paragraph.
     6. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, acknowledges that the undersigned and each Account is acquiring the units of the Company for its own account.
     7. Neither the undersigned nor any Account, nor, to the undersigned’s knowledge, any person or entity controlling, controlled by or under common control with the undersigned or any Account, nor any person or entity having a beneficial interest in the undersigned or any Account, nor any other person or entity on whose behalf the undersigned is acting: (i) is a person or entity listed in the annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control (OFAC); (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules or orders (categories (i) through (v) collectively, a “Prohibited Investor”). The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the undersigned and each such Account as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders. If the undersigned or any Account is a financial institution that is subject to the PATRIOT Act, Public Law No. 107-56 (Oct. 26, 2001) (the “Patriot Act”), the undersigned, on the undersigned’s own behalf and on behalf of each such Account, represents that the undersigned and each such Account has met all of its respective obligations under the Patriot Act. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, acknowledges that if, following the investment in the Company by the undersigned and/or any Account, the Company reasonably believes that the undersigned or any Account is a Prohibited Investor or is otherwise engaged in suspicious activity or refuses to provide promptly information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the undersigned or any such Account to transfer the Common Units. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, further acknowledges that neither the undersigned nor any Account will have any claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.
     8. The Company and the initial purchasers may request from the undersigned and/or any Account such additional information as the Company or the initial purchasers may deem necessary to evaluate the eligibility of the undersigned or any Account to acquire the Common Units, and may request from time to time such information as the Company or the initial purchasers may deem necessary to determine the eligibility of the undersigned or any Account to hold the Common Units or to enable the Company to determine the Company’s compliance with applicable regulatory requirements or tax status, and the undersigned and each Account shall provide such information as may reasonably be requested.
     9. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, acknowledges that the Company, the initial purchasers, Seller and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this letter. The undersigned, on the undersigned’s own

6

behalf and on behalf of each Account, if any, agrees to promptly notify the Company, the initial purchasers and Seller if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, agrees that each purchase by the undersigned or any Account of securities of the Company from Seller will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the undersigned and any such Account as of the time of such purchase.
     10. The undersigned represents and warrants that: (i) the undersigned is acting as the authorized agent on behalf of each Account and has full discretionary authority to make investment decisions on behalf of each Account; (ii) the undersigned has direct knowledge of the identity of each Account and has made reasonable, recent (within six months prior to the date hereof) inquiry as to the eligibility of each Account to purchase the Common Units and based thereon, each Account is eligible to purchase the number of Common Units set forth opposite such Account’s name on Schedule A; and (iii) the undersigned is duly authorized and empowered by each Account to act for and legally bind such Account and to execute this letter and make and enter into the acknowledgments, understandings, agreements, representations and warranties contained herein on behalf of such Account and such acknowledgments, understandings, agreements, representations and warranties constitute legal, valid and binding obligations of each such Account, enforceable against each such Account in accordance with the terms hereof, to the same extent as if made and entered into directly by each such Account.
     11. The undersigned, on the undersigned’s own behalf and on behalf of each Account, if any, acknowledges that the initial purchasers, the Company and others are relying on the exemptions from the provisions of Section 5 of the Securities Act provided by Rule 144A.
     12. The Company, the initial purchasers and Seller are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
     THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

7

     IN WITNESS WHEREOF, the undersigned, on the undersigned’s own behalf and on behalf of each Account, has caused this Transferee’s Letter to be executed by its duly authorized representative as of the date set forth below.

Date:

Company Name:

By:

Name:

Title:

Name of Fund Family:

Name of Fund Purchaser:

Common Units to be purchased:                                       Common Units.
Upon transfer, the Common Units would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID No.:

8